UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12

Longeveron Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 1, 2026

Dear Longeveron Stockholders:

We are pleased to invite you to the 2026 Annual Meeting of Stockholders of Longeveron Inc. to be held on July 1, 2026, at 11 a.m. Eastern Time via live webcast at the virtual meeting site, https://vote.colonialstock.com/LGVN2026.

We will conduct a virtual online Annual Meeting so our stockholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all our stockholders. Stockholders will be able to attend and participate in the Annual Meeting online, vote shares electronically, and submit questions prior to and during the Annual Meeting as described in the enclosed proxy statement. We are pleased to embrace the current technology available to provide expanded access and enable greater stockholder attendance and participation from any location around the world.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. In addition to the Proxy Statement, we are mailing or making available to you a copy of our Annual Report to Stockholders for the year ended December 31, 2025, which we encourage you to read. Our Annual Report to Stockholders includes our audited financial statements for 2025 (our “Annual Report”) and information about our operations, markets, and products.

We are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the attached Proxy Statement and our Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the attached Proxy Statement, our Annual Report, and a form of proxy card. All stockholders who request a paper copy of our proxy materials will receive a paper copy of the proxy materials by mail. It is anticipated that our proxy materials are being first mailed or made available to stockholders on or about May 20, 2026.

Your vote is important. Whether or not you plan to participate in the virtual online Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting your shares as instructed in the Notice, or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the printed proxy card by mail. If you later decide to participate in the Annual Meeting and wish to change your vote, you may do so simply by voting online during the meeting.

To log in to and participate in this year’s virtual Annual Meeting, you will need the stockholder control number and meeting password located on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Please keep this information in a safe place so it is available to you for the meeting.

We look forward to having you join us online at the Annual Meeting.

Sincerely,

Dr. Joshua Hare
Executive Chairman of the Board & Chief Science Officer
Longeveron Inc.

LONGEVERON INC.
1951 NW 7th Avenue, Suite 520
Miami, Florida 33136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 1, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Longeveron Inc. will be held on Wednesday July 1, 2026, at 11 a.m. Eastern Time, at the virtual meeting site https://vote.colonialstock.com/LGVN2026. The Annual Meeting will be held solely online, and as such there is no physical address for the Annual Meeting. The Annual Meeting will be held for the following purposes as more fully described in the Proxy Statement accompanying this notice:

1.      Election of Directors.    The election of three (3) directors to serve on the Longeveron Inc. Board of Directors until the 2029 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

2.      Approval of Amendment to the Longeveron Certificate of Incorporation to Increase Authorized Shares.    Approval of an amendment to the Longeveron Inc. Certificate of Incorporation, to increase the number of shares of Class A common stock authorized.

3.      Approval of Amendment to the Longeveron Certificate of Incorporation to Effect Reverse Stock Split.    Approval of an amendment to the Longeveron Inc. Certificate of Incorporation to effect a reverse stock split of the outstanding shares of Class A common stock, par value $0.001 per share and Class B common stock, par value $0.001 per share, at a ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders.

4.      Approval of Amendment to the Longeveron 2021 Incentive Award Plan.    Approval of an amendment to the Longeveron Inc. 2021 Incentive Award Plan, to increase the number of shares authorized by the Plan and make commensurate changes.

5.      Ratification of the Appointment of CBIZ CPAs P.C.    Ratification of the appointment of CBIZ CPAs P.C. as the independent registered public accounting firm for Longeveron Inc. for the fiscal year ending December 31, 2026.

6.      Adjournment Proposal.    To approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 2 or 3.

7.      Other Business.    Any other business properly brought before the stockholders at the Annual Meeting, or at any adjournment or postponement thereof.

The close of business on May 11, 2026 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders on the Annual Meeting site at https://vote.colonialstock.com/LGVN2026.

You are cordially invited to participate in the Annual Meeting. Whether or not you plan to participate in the Annual Meeting online, we urge you to ensure your representation by voting by proxy promptly in accordance with the Notice of Internet Availability of Proxy Materials (the “Notice”) or by requesting a printed proxy card, if you prefer, and completing, signing, dating and returning the proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. If you attend the Annual Meeting online and vote your shares at that time, your proxy will not be used.

The presence at the Annual Meeting, in person or by proxy, of holders of record of not less than one-third of the issued and outstanding shares of capital stock representing at least a majority of the votes entitled to be cast at the meeting constitutes a quorum. Please vote your shares in accordance with the Notice or return your proxy card to ensure that a quorum is obtained.

By Order of the Board of Directors,

Paul Lehr
Corporate Secretary
Miami, Florida

Important notice regarding the availability of proxy materials for the stockholder meeting to be held July 1, 2026: The Proxy Statement and Annual Report are available at https://vote.colonialstock.com/LGVN2026.

Your vote is very important, regardless of the number of shares you own. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request to receive them in accordance with the instructions provided in the Notice. The Notice contains instructions on how to access and review all the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

LONGEVERON INC.
PROXY STATEMENT

i

LONGEVERON INC.
PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 1, 2026

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

This Proxy Statement contains information related to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Longeveron Inc. (“Longeveron,” the “Company,” “we,” “our” or “us”), which will be held on July 1, 2026, at 11 a.m. Eastern Time, and any postponements or adjournments thereof. We will host the Annual Meeting solely online via live webcast, so our stockholders can participate from any geographic location with Internet connectivity. We believe this will enhance accessibility to our Annual Meeting for all our stockholders.

In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

Stockholders of record at the close of business on May 11, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. It is anticipated that the Notice will first be sent to stockholders, and this Proxy Statement and the form of proxy relating to our Annual Meeting, are being first mailed, or made available to stockholders on or about May 20, 2026. These materials are available for viewing, printing, and downloading on the Internet at https://vote.colonialstock.com/LGVN2026.

Purpose of the Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement and are described in more detail in this Proxy Statement. We are not aware of any matter to be presented other than those described in this Proxy Statement.

How to Participate in the Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://vote.colonialstock.com/LGVN2026. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to enter the control number and meeting password included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you may need to follow additional instructions provided by your broker to vote your shares and submit questions during the Annual Meeting.

The online meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Online access will begin at 10:30 a.m. Eastern Time. Please follow the registration instructions as outlined in this Proxy Statement.

Voting

We have two classes of common stock outstanding: our outstanding Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and our outstanding Class B common stock, par value $0.001 per share (the “Class B Common Stock,” which together with the Class A Common Stock is referred to in this Proxy Statement as the “Common Stock”). Holders of our Class A Common Stock and Class B Common Stock have identical rights, except that holders of our Class A Common Stock are entitled to one (1) vote for each share held of record and holders of our Class B Common Stock are entitled to five (5) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law. Class A Common Stockholders and Class B Common Stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 30,148,947 shares of Class A Common Stock representing the same number of votes and 1,449,005 shares of Class B Common Stock representing 7,245,025 votes were issued and outstanding. Under our Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. In addition, Section 216 of the Delaware General Corporation Law provides that a quorum must reflect at least one-third of the total number of shares entitled to vote. As such, the presence at the Annual Meeting, in person or by proxy, of holders of Class A Common Stock or Class B Common Stock, or a combination thereof, representing at least 18,696,987 votes and 10,532,651 shares, will be required to establish a quorum which permits business to be conducted at the Annual Meeting. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What Vote is Required to Approve Each Item?

Proposal One, Election of Directors.    The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class II directors. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

Proposals Two and Three.    The affirmative vote of a majority of the votes of our Common Stock outstanding and entitled to vote on the proposal is required to approve (i) an amendment to the Longeveron Inc. Certificate of Incorporation (the “Share Increase Amendment”), to increase the number of shares of Class A common stock authorized (the “Authorized Share Proposal”), and (ii) an amendment to the Longeveron Inc. Certificate of Incorporation (the “Reverse Split Amendment”), to effect a reverse stock split of the outstanding shares of Class A common stock and Class B common stock at a ratio, ranging from one-for-two (1:2) to one-for-twenty (1:20), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).

Proposals Four, Five and Six.    The affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve (i) an amendment to the Longeveron Inc. 2021 Incentive Award Plan, to increase the number of shares authorized by the Plan and make commensurate changes (the “Equity Plan Proposal”), (ii) ratify the appointment of CBIZ CPAs P.C. as the independent registered public accounting firm for Longeveron for the fiscal year ending December 31, 2026 (the “Ratification Proposal”), and (iii) a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal Two or Proposal Three (the “Adjournment Proposal”).

Treatment of Abstentions and Broker Non-Votes. Under Delaware law, an “abstain” vote is counted as present for the purposes of determining whether a quorum exists but is not considered a vote cast either for or against a proposal. As such, abstentions will not have any effect on the outcome of the proposals. A broker “non-vote” is counted as present for the purposes of determining whether a quorum exists. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that bank, broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. A bank, broker or other nominee holding the shares of Common Stock in “street name” for a beneficial owner has discretion (but is not required) to vote the beneficial owner’s share of Common Stock with respect to “routine” matters if the beneficial owner does not provide voting instructions. The broker or other nominee, however, is not permitted to vote the beneficial owner’s share of Common Stock with respect to “non-routine” matters without voting instructions.

Proposals One through Four at the Annual Meeting are considered non-routine. Proposals Five and Six are considered to be routine. Accordingly, a bank, broker or other nominee that does not receive instructions from the beneficial owner will be entitled to vote such owner’s shares in its discretion solely on the fifth proposal (Ratification Proposal) and sixth proposal (Adjournment Proposal), and will not have discretionary authority to vote on the first proposal (Election of Directors), second proposal (Authorized Share Proposal), third proposal (Reverse Stock Split Proposal) or fourth proposal (Equity Plan Proposal). Broker non-votes will be considered to have the practical effect of a vote against the Authorized Share and Reverse Stock Split Proposals, and will have no effect on the Equity Plan Proposal; banks, brokers, or other nominees will be permitted to vote on the Ratification and Adjournment Proposals.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Colonial Stock Transfer, then you are considered the “stockholder of record” of those shares. In this case, your Notice or printed proxy materials have been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the Notice or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card.

Beneficial Owners of Shares Held in Street Name.    If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your proxy materials have been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

The manner in which your shares may be voted depends on how your shares are held. If you are a stockholder of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of Colonial Stock Transfer, our stock transfer agent, you may vote by proxy, meaning you authorize the individuals named on your proxy card or Notice to vote your shares. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of Common Stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. If no direction is made on your proxy and it is otherwise properly executed, your proxy will be voted FOR the election of the Class II director nominees, and FOR each of the Authorized Share Proposal, Reverse Stock Split Proposal, Equity Plan Proposal, Ratification Proposal and Adjournment Proposal. You also may participate in and vote during the Annual Meeting.

Voting by proxy.    You may vote your shares by proxy, by telephone, via the Internet or by mail:

•        By Telephone.    You may transmit your proxy voting instructions by calling the telephone number specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you call. If you choose to vote by telephone, you do not have to return a proxy card by mail.

•        Via the Internet.    You may transmit your proxy voting instructions via the Internet by accessing the website specified on the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card. You will need to have the Notice or proxy card in hand when you access the website. If you choose to vote via the Internet, you do not have to return a proxy card by mail.

•        By Mail.    If you received printed proxy materials, you may vote by proxy by completing, signing, and dating the proxy card enclosed with your printed proxy materials and returning it in the enclosed prepaid envelope.

Voting online during the Annual Meeting:    Stockholders who elect to participate in the Annual Meeting may vote online during the Annual Meeting by following the instructions provided. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will still be voted in accordance with your direction.

Telephone and Internet voting for stockholders of record will be available up until voting has closed at the Annual Meeting, and mailed proxy cards must be received by June 30, 2026, to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, this deadline may be extended.

If your shares are held in “street name” (by a broker, bank, or other nominee), you are considered a “beneficial owner.” The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in street name will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•        by submitting a new proxy with a later date before the Annual Meeting either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•        by voting online at the virtual meeting site; or

•        by filing a written revocation with our corporate Secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance alone at the Annual Meeting will not automatically revoke your proxy.

Solicitation

Our Board of Directors is soliciting proxies for the Annual Meeting as described in this Proxy Statement, and Longeveron will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition, the original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse reasonable out-of-pocket expenses. We plan to engage Georgeson LLC (“Georgeson”) to assist us with the solicitation of proxies for the Annual Meeting. We expect to pay Georgeson approximately $15,000, plus other additional costs as applicable, for its services.

Deadlines for Receipt of Stockholder Proposals

Rule 14a-8 Requirements.    Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws (“Bylaws”). Typically, for stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be presented at and included in our proxy statement for the following year’s Annual Meeting of Stockholders, such proposals must be submitted and received not less than 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. For the 2027 Annual Meeting, such proposals must be received by the Company no later than January 20, 2027.

Requirements of our Bylaws.    Additionally, pursuant to our Bylaws, any stockholder intending to present a proposal for action at an annual meeting, including submission of a nomination for a director to the Board, must give written notice to the Company’s corporate Secretary not less than 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting, which for the 2027 Annual Meeting would be March 3, 2027 to April 2, 2027 except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then the deadline for submitting a stockholder proposal is the 90th day prior to such annual meeting, or if later, the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Stockholder proposals and nominations must be in writing and should be addressed to our corporate Secretary at our principal executive offices located at 1951 NW 7th Ave., Suite 520, Miami, Florida 33136. In addition, nominations of any person for election to the Board at an annual meeting must comply with the requirements set forth in Sections 2.5 and 2.6 of our Bylaws.

Requirements of the Universal Proxy Rules.    In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information as required by Rule 14a-19 under the Exchange Act no later than May 3, 2027. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed above. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. Your proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting that is not included in this Proxy Statement.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Certificate of Incorporation, as amended (“Certificate of Incorporation”) and Bylaws provide for our Board of Directors (the “Board”) to be divided into three classes. Each class of directors serves for a three-year term, with one class being elected by the Company’s stockholders at each annual meeting. Our Board currently has five directors of the nine director slots: Joshua Hare (Chair), Roger Hajjar, George Paletta (appointed October 1, 2025), Rock Soffer, and Ursula Ungaro. Wa’el Hashad resigned from the Board on August 27, 2025 when he stepped down as CEO, Khoso Baluch and Neha Motwani resigned from the Board on November 7, 2025, and Richard Kender resigned from the Board on March 3, 2026. Each of Wa’el Hashad, Khoso Baluch, and Richard Kender served as Class II directors; as such the Company currently is without any Class II directors. Josh Hare, Roger Hajjar, and Ursula Ungaro serve as Class III directors with terms expiring at the 2027 annual meeting of stockholders. Rock Soffer and George Paletta serve as Class I directors with terms expiring at the 2028 annual meeting of stockholders.

The Board has nominated three (3) Class II director candidates for election by the stockholders at the Annual Meeting to serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2029 (the “2029 Annual Meeting”) or until their successor has been elected and qualified. The Governance and Nominating Committee of the Board has recommended to the Board for nomination, and the Board has nominated Mr. Stephen Willard, the Company’s current Chief Executive Officer, Ms. Leah Rush Cann (who was brought to the Board by a board member), and Dr. Deborah Ascheim (who was brought to the Board by existing Board members), as its nominees for election to the Board at the Annual Meeting. Your proxy will be voted unless authority is withheld or the proxy is revoked, FOR the election of Mr. Willard, Ms. Cann, and Dr. Ascheim to hold office until the date of our 2029 Annual Meeting or until their successor has been duly elected and qualified or until in either case they earlier resign, becomes disqualified or disabled, or are otherwise removed. Each returned proxy cannot be voted for a greater number of persons than the nominees named on the proxy. In the unanticipated event that a nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person recommended by the Governance and Nominating Committee and approved by the Board. Each of Mr. Willard, Ms. Cann, and Dr. Ascheim have agreed to serve if elected, and the Board has no reason to believe that they will be unavailable to serve.

DIRECTORS AND NOMINEES

Provided below is certain information with respect to each nominee for election as a Class II director and each continuing Class III director and Class I director.

Class II Director Nominees for Term Ending at the 2028 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Stephen Willard	65	Chief Executive Officer
Leah Rush Cann	66	None
Deborah Ascheim	61	None

Stephen H. Willard (Chief Executive Officer) was appointed in February 2026 as the CEO of Longeveron and has over 30 years of pharmaceutical and biotech leadership experience across public and private sectors, including more than 20 years of experience as the Chief Executive Officer of pharmaceutical and biotech companies, most recently at ICaPath, Inc. a biotechnology company developing novel immunotherapies in the cancer space. Prior to that time, Mr. Willard served as Chief Executive Officer of NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), a clinical-stage biopharma company developing therapeutics for the treatment of central nervous system disorders, from July 2022 to October 2024, and Cellphire, Inc., a clinical stage cellular therapeutics company, from November 2013 until March 2021. In addition, since March 2021 he has served as the Executive Director of Global Life Technologies (Nozin) an infection prevention company, and from March 2018 until November 2024, Mr. Willard served as a Presidentially-commissioned member of the National Science Board, which governs the National Science Foundation. Mr. Willard received a B.A. from Williams College in 1982 and a J.D. from Yale Law School in 1985, where he edited the Yale Law Journal.

Leah Rush Cann is a long-standing financial services professional with over 30 years of experience on Wall Street. Ms. Cann currently serves, and has served since 2020, as the Managing Director, Biotechnology Analyst for Brookline Capital Markets, a firm that offers capital markets and strategic advisory services to public and private emerging growth companies, where her coverage includes stocks in the biotechnology section for public and private companies. Before this role, Ms. Cann worked for Leah Rush Cann Research & Consulting, LLC where she focused on proprietary consulting projects and independent research and had the opportunity to attend small expert functions and conferences focused on oncology. She has decades of experience working as a Healthcare and Biotech Analyst, Managing Director, and Research Associate for biotechnology companies where she worked on projects that ranged from early-stage basic science in academia to large strategic investors with marketed products. From 2008 to 2016, Ms. Cann served on the Board of Directors for MEI Pharma, a NASDAQ-listed biotechnology company that develops drugs for the potential treatment of cancer. During her time on the Board of Directors, she chaired the Audit Committee and served on the Nominating and Governance Committee. Ms. Cann also served on the Board of Directors for MiraDX, Inc., a private diagnostics company that provides research and testing for cancer treatments. In addition to her corporate Board work, she founded a charity that funds cancer research and serves on non-profit Boards at Institutes at Columbia and Harvard Universities. Ms. Cann earned both her B.A. and MBA from Stetson University.

Deborah Ascheim, M.D. is a strategic biotech Chief Medical Officer and physician who has over 30 years of clinical and executive experience advancing breakthrough therapies, including gene, cell, and biologics, for rare, ultra-rare, and common diseases across multiple indications. She currently serves as the Fractional Chief Medical Officer at Rejuvenate Bio, Inc., a clinical stage biotech company developing gene therapies to treat age-related diseases in humans and dogs. Before she joined Rejuvenate Bio, Inc. in 2023, Dr. Ascheim served as the Chief Medical Officer for StrideBio, Inc., a fully integrated patient-centric gene therapy company focused on creating and developing innovative genetic medicines for patients with devastating conditions. From 2020 to 2021, Dr. Ascheim worked as an independent consultant providing clinical development guidance for developing advanced generation gene therapies for rare diseases. She is also the founder and president of d2a Ltd. where she currently works as an independent consultant providing strategic leadership, clinical and product development across a wide range of therapeutic areas and technologies, including gene and cell therapies, small molecules, pharmaceuticals, and diagnostic and therapeutic devices. Dr. Ascheim previously served as the Chief Medical Officer for Capricor Therapeutics Inc., a NASDAQ-listed company, where she, among other things, led clinical development strategy and execution, initiated and completed enrollment in Phase I/II DMD clinical trials, and was responsible for medical monitoring of all clinical trials. Dr. Ascheim’s clinical career was focused on heart failure cardiology. She was a member of the Heart Failure Center, Division of Circulatory Physiology faculty at Columbia Presbyterian Medical Center and performed myocardial biopsies on a large post-transplant population and eventually became director of the Biopsy Suite. She also has over two decades of experience as a clinical researcher and trialist, serving either as the Principal Investor or another leadership role on grant funded NIH and industry trials totaling more than $140 million. Dr. Ascheim served on the Board of Directors for Physicians for Human Rights from 2008 to 2023 and during her time served many roles including as the Chair to the Board of Directors and the Chair of the Nominating & Governance and Compensation Committees. Dr. Ascheim earned her B.A. from Wellesley College and her M.D. from NYU Grossman School of Medicine.

Vote Required for Approval and Recommendation of Board of Directors

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of a director. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES NAMED ABOVE OR HIS SUBSTITUTE AS SET FORTH HEREIN.

Continuing Class III Directors with Terms Ending at the 2027 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Joshua M. Hare, M.D.	64	Co-Founder, Chief Science Officer, Chairman and Director
Ursula Ungaro, J.D.	75	Director
Roger Hajjar, M.D.	61	Director

Joshua M. Hare, M.D., F.A.C.C., F.A.H.A. (Co-Founder, Chief Science Officer and Executive Chairman) co-founded Longeveron in 2014 and has served on its Board of Directors and as its Chief Science Officer since that time. In September 2025, Dr. Hare was appointed as Executive Chairman of the Board of Directors. Longeveron obtained an exclusive license to cell production technologies developed by Dr. Hare at UM. Dr. Hare is a double-boarded cardiologist (Cardiology and Advanced Heart Failure and Transplantation) and is the founding director of the Interdisciplinary Stem Cell Institute at the UM Miller School of Medicine. He has obtained in excess of $25 million in funding from the National Institutes of Health over the past 15 years to support basic research of cell therapy strategies. He is also a recipient of the Paul Beeson Physician Faculty Scholar in Aging Research Award and is an elected member of the American Association of Physicians, The American Society for Clinical Investigation, an elected Fellow of the American Heart Association, and an elected member of the National Academy of Inventors. Dr. Hare has also served in numerous leadership roles at the American Heart Association, the Heart Failure Society of America, and at the Center for Scientific Review of the National Institutes of Health. Dr. Hare is also a co-founder of Vestion, Inc., and Heart Genomics, LLC, companies that hold cardio-related intellectual property. He received a B.A. from the University of Pennsylvania, his M.D. from The Johns Hopkins University School of Medicine, and completed fellowships at Johns Hopkins and Brigham and Women’s Hospital, and was a Research Fellow at Harvard Medical School.

Ursula Ungaro, J.D. has served on Longeveron’s Board of Directors since June 2021. She retired as a partner from Boies Schiller Flexner LLP on August 31, 2025 and joined JAMs through which she currently mediates and arbitrates commercial disputes. Prior to joining Boies Schiller, Ms. Ungaro served 29 years as a federal judge. Ms. Ungaro was appointed to serve on the federal U.S. District Court for the Southern District of Florida in 1992, having been nominated by President George H.W. Bush and confirmed by the U.S. Senate. In her time on the federal bench, she presided over and ruled in numerous major civil and criminal cases in legal domains ranging from constitutional principles, equal rights, securities issues, and the use of non-embryonic stem cell therapies, amongst many others. Following her graduation with honors from the University of Florida School of Law in 1975, Ms. Ungaro practiced law in Miami, Florida where in 1981 she became a partner in Tew, Critchlow, Sonberg, Traum & Friedbauer, P.A. (later merged into Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey, a national law firm). She subsequently joined Sparber, Shevin, Shapo & Heilbronner, a prestigious local law firm. She practiced law mainly in the area of complex commercial litigation, including in the areas of securities, corporate and tax law. From 1987 to 1992, Ms. Ungaro served as a trial judge on the Eleventh Judicial Circuit of the State of Florida. She has authored published articles in the areas of administrative law, legal ethics, and civil procedure. She is the recipient of several awards and has been recognized on several occasions by other organizations for her achievements in the law and service to the community. Ms. Ungaro serves on the Board of Directors of Bradford Holdings, Inc., a private holding company and on the Board of Directors of RVR, Inc., a privately held company and on the Board of the Miami-Dade Family Learning Partnership, a non-profit.

Roger Hajjar, M.D. was elected to the Longeveron Board of Directors in July 2024. Dr. Hajjar is an internationally recognized scientist whose cardiac gene therapy discoveries have spurred clinical trials for heart failure, and whose methodologies for cardiac-directed gene transfer are currently utilized by investigators around the world. He was recently head of R&D at Ring Therapeutics and was appointed as the inaugural director of the Gene and Cell Therapy Institute at Mass General Brigham. Dr. Hajjar also currently serves on the Board of Atamyo Therapeutics and of Medera. He has initiated multiple clinical trials in gene therapy for a variety of cardiovascular diseases, authored over 500 publications, and received numerous awards for his achievements in the field of cardiac gene therapy. Dr. Hajjar is a co-founder of several biotechnology companies and, from 2019 to 2022, was involved in the creation of multiple gene therapy companies at Flagship Pioneering, Cambridge, Massachusetts. Dr. Hajjar earned his B.S. in Biomedical Engineering from Johns Hopkins University and his M.D. from Harvard Medical School.

Continuing Class I Director with Terms Ending at the 2028 Annual Meeting of Stockholders:

Name	Age	Present Position with the Company
Rock Soffer	44	Director
George Paletta, Jr., M.D.	63	Director

Rock Soffer was elected to Longeveron’s Board in March 2020. Mr. Soffer is President, Special Project Division at Turnberry Associates, where he oversees leasing, asset acquisitions, zoning, and site approvals, as well as the development of other specialty projects. He has experience in managing and securing financing for complex projects, as well as overseeing a number of developments in Florida, such as the redevelopment of an almost 200,000 square-foot open-air lifestyle shopping center in Aventura. In addition, Mr. Rock Soffer was tasked with overseeing the referendum for the new 800-key Miami Beach Convention Center luxury hotel. Upon completion, the privately funded property will be the cornerstone of the Convention Center District in Miami Beach. Mr. Rock Soffer is an advocate for responsible, environmentally sustainable development.

George Paletta, Jr., M.D., M.B.A. was appointed to the Longeveron Board of Directors in October 2025. Dr. Paletta holds multiple patents, in both orthopedic and rehabilitation arenas. He led the founding and development of Preston Worldwide, a medical device company built around the sling and pillow technology. He has been a frequent early phase investor in multiple start-up ventures across a wide range of industries and technologies, serving in both formal and informal advisory roles. Dr. Paletta received his B.A. in Chemistry from the College of Holy Cross and his M.D. from the Johns Hopkins University School of Medicine. His orthopedic residency was completed at the world-renowned Hospital for Special Surgery in New York City. His training included three post-graduate fellowships at Hospital for Special Surgery, The Cleveland Clinic and Children’s Hospital of Michigan. His professional career has included both academic and private practice at Hospital for Special Surgery, Washington University School of Medicine Department of Orthopedic Surgery and, most recently, The Orthopedic Center of St. Louis. From 1998 to 2014 and from December 2016 to October 2025, Dr. Paletta served as the Head Team Orthopedic Surgeon for Major League Baseball’s St. Louis Cardinals. He completed his M.B.A. from the Olin School of Business at Washington University in St Louis.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE LONGEVERON INC. CERTIFICATE OF INCORPORATION

We are asking stockholders to approve an amendment to our current Certificate of Incorporation, as amended (the “Charter”) to increase the number of authorized shares of Class A Common Stock from Eighty Four Million Two Hundred Ninety Five Thousand (84,295,000) shares to One Hundred Seventy Five Million (175,000,000) (the “Share Increase Amendment”). The Fifteen Million Seven Hundred Five Thousand (15,705,000) shares of Class B Common Stock and Five Million (5,000,000) shares of Preferred Stock will not be changed.

Our Board of Directors has determined that the Share Increase Amendment is advisable and in the best interests of the Company and its stockholders and has approved the Share Increase Amendment, subject to stockholder approval.

Proposed Charter Amendment

As of April 30, 2026, there were 29,697,332 shares of Class A Common Stock issued, with approximately 50,965,528 shares of Common Stock reserved for (i) possible future issuance under our 2021 Incentive Award Plan, as amended, (ii) exercise of currently outstanding and exercisable warrants, and (iii) possible future conversion of outstanding Class B Common Stock and Preferred Stock. This leaves approximately 3,632,140 shares of Common Stock remaining available for issuance, which number, in the Board’s opinion, is not sufficient to provide appropriate flexibility for potential future corporate needs.

The Share Increase Amendment would increase the number of authorized shares of Class A Common Stock from Eighty-Four Million Two Hundred Ninety-Five Thousand (84,295,000) shares to One Hundred Seventy-Five Million (175,000,000) shares. The additional Ninety Million Seven Hundred Five Thousand (90,705,000) shares of Class A Common Stock would be a part of the existing class of Class A Common Stock and, if and when issued, would have rights identical to currently outstanding shares of Class A Common Stock. The Company’s Class B Common Stock and Preferred Stock would not be affected.

The Board believes that the Share Increase Amendment, if approved by our stockholders, will provide a more appropriate reserve of shares for future business and financial needs of the Company. These additional authorized shares would provide the Company greater flexibility in the consideration of future transactions and business opportunities, including but not limited to potential forward stock splits, acquisitions or strategic transactions, grants and awards pursuant to our equity compensation plans and agreements, sales of Common Stock or convertible securities to enhance capital and liquidity, and other corporate purposes. Having these shares available for issuance allows shares to be issued without the expense and delay of a stockholders’ meeting unless such action is required by applicable law or NASDAQ requirements. The additional authorized shares of Class A Common Stock, if and when issued, would have the same rights and privileges as the shares of Class A Common Stock currently authorized. This proposal, if approved, and any possible future issuance of additional authorized shares of Class A Common Stock would not affect the rights of the holders of currently outstanding shares of our Class A Common Stock, except for the effects incidental to increasing the number of shares outstanding. The effects of any possible future issuance of shares as a result of increasing the number of shares authorized for issuance, could include dilution of voting power of existing stockholders, decreasing earnings per share, and, depending on the price at which they are issued, potential dilutive effects to our existing stockholders. Other than pursuant to our currently effective Other than our currently effective At the Market Offering Agreement providing for the sale and issuance by the Company of shares of Class A Common Stock from time to time, through or to H.C. Wainwright & Co., LLC (“Wainwright”) as the Company’s sales agent or principal, we have no current plans, written or otherwise, to issue these additional shares of Common Stock.

We have not proposed the increase in the authorized number of shares of Class A Common Stock with the intention of using the additional shares for anti-takeover purposes, although an issuance of additional shares could, in certain circumstances, make an attempt to acquire control of the Company more difficult. We are not aware of any such attempts at this time and we are not proposing this increase in response to any third-party effort to acquire control of the Company.

The proposed Share Increase Amendment would amend and restate Article FOURTH of the Charter, as follows:

FOURTH:    The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Ninety Five Million Seven Hundred Five Thousand (195,705,000) shares, consisting of (a) One Hundred Seventy Five Million (175,000,000) shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), (b) Fifteen Million Seven Hundred Five Thousand (15,705,000) shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and together with the Class A Common Stock the “Common Stock”), and (c) Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

On April 24, 2026, the Board approved the Share Increase Amendment and declared that it was advisable to submit the amendment to stockholders for a vote. If approved by our stockholders, the Share Increase Amendment would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file as soon as practicable following the Annual Meeting.

Required Vote and Effective Date of the Share Increase Amendment

For the Share Increase Amendment to become effective, this proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting. If the Share Increase Amendment does not receive this level of approval, the Charter will not be amended to implement the Share Increase Amendment.

If stockholders approve the Share Increase Amendment, we intend to file a corresponding Certificate of Amendment to our Charter reflecting the approved amendment with the Delaware Secretary of State as soon as practicable following the Annual Meeting, at which time the increase in the number of authorized shares of Common Stock and Class B Common Stock would become effective.

For the foregoing reasons, our Board of Directors believes that approving the Share Increase Amendment would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE SHARE INCREASE AMENDMENT.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Background and Proposed Amendment

Our Charter currently authorizes the Company to issue a total of One Hundred Five Million (105,000,000) shares, consisting of (a) Eighty-Four Million Two Hundred Ninety-Five Thousand (84,295,000) shares of Class A Common Stock, (b) Fifteen Million Seven Hundred Five Thousand (15,705,000) shares of Class B Common Stock, and (c) Five Million (5,000,000) shares of Preferred Stock.

On April 24, 2026, subject to stockholder approval, the Board approved an amendment to our certificate of incorporation to, at the discretion of the Board, effect the Reverse Stock Split of the Common Stock at a ratio of 1:2 to 1:20, with the exact ratio within such range to be determined by the Board of the Company at its discretion. The primary goal of the Reverse Stock Split is to increase the per share market price of our Class A Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 20 shares of our outstanding Class A Common Stock would be combined and reclassified into one share of Class A Common Stock and up to every 20 shares of our outstanding Class B Common Stock would be combined and reclassified into one share of Class B Common Stock, with the treatment of the Class A Common Stock and Class B Common Stock being identical. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and our stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our certificate of incorporation to effect the Reverse Stock Split. If the reverse stock split proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Class A Common Stock to meet the minimum stock price standards of Nasdaq without effecting the Reverse Stock Split, the per share price of the Class A Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Class A Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will convene to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split is included as Appendix A to this proxy statement. If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Amendment is subject to revision to include such changes as may be required by the Office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Annual Meeting.

Reasons for the Reverse Stock Split Amendment

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Class A Common Stock to meet the minimum per share bid price requirement for continued listing on Nasdaq. We believe increasing the trading price of our Class A Common Stock may also assist in our capital-raising efforts by making our Class A Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split, if necessary, is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on Nasdaq. Nasdaq requires, among other criteria, that the Company maintain a continued price of at least $1.00 per share. On the Record Date, the last reported sale price of our Class A Common Stock on Nasdaq was $0.8379 per share.

On the date of the mailing of this proxy statement, our Class A Common Stock was listed on Nasdaq under the symbol “LGVN.” Our Class B Common Stock is not listed. The continued listing requirements of Nasdaq, among other things, require that our Class A Common Stock must maintain a closing bid price in excess of $1.00 per share. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Class A Common Stock on Nasdaq.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Class A Common Stock could encourage increased investor interest in our Class A Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Class A Common Stock could allow a broader range of institutions to invest in our Class A Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Class A Common Stock. As we have previously disclosed, the Company is currently in active discussions to undertake one or more transactions to raise capital, whether through the issuance of equity or debt, or a combination of both.

Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide flexibility to make our Class A Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Class A Common Stock and may facilitate future sales of our Class A Common Stock. The Reverse Stock Split could also increase interest in our Class A Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them in following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Class A Common Stock over the Long-Term.    As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Class A Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Stock Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Class A Common Stock will proportionally increase the market price of our Class A Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Class A Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Class A Common Stock. The market price of our Class A Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split May Decrease the Liquidity of our Class A Common Stock.    The Board believes that the Reverse Stock Split may result in an increase in the market price of our Class A Common Stock, which could lead to increased interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Class A Common Stock, particularly if the price per share of our Class A Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.    If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Class A Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Class A Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Class A Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.    The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Stock Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

The Reverse Stock Split May Result in Short-Term Volatility in our Share Price, Allowing Future Investors to Acquire our Shares at a Lower Price.    Disclosure regarding our intention to undertake the Reverse Stock Split may result in volatility with our Class A Common Stock price, which could have an adverse effect on our shareholders and our Company. Although generally a reverse stock split is intended to increase the per-share price of common stock and allow for compliance with stock exchange listing requirements, it does not guarantee an increase in the overall market capitalization or the market value of the common stock.

As such, prior to the actual effectuation of our Reverse Stock Split, our share price may decline, including as a result of factors beyond our control. A decrease in our share price would have the effect of increasing the number of shares acquired by future investors for a certain investment amount, resulting in dilution at levels that could impact our control and governance. Additionally, a lower share price may negatively influence investor perception and liquidity of our Class A Common Stock, complicating our efforts to raise additional capital. We are currently actively negotiating for one or more equity or debt financings to support our business operations and strategic initiatives. The success and terms of these financings may be significantly affected by the announcement of our intent to undertake the Reverse Stock Split, as well as the post-reverse split share price.

Potential Consequences if the Reverse Stock Split Proposal is Not Approved

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Amendment to, among other things, facilitate the continued listing of our Class A Common Stock on Nasdaq by increasing the per share trading price of our Class A Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Treatment of Fractional Shares in the Reverse Stock Split

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record, who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of the fractional share to the nearest whole number.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will not be more than 1-for-20.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

•        our ability to maintain the listing of our Class A Common Stock on Nasdaq;

•        the per share price of our Class A Common Stock immediately prior to the Reverse Stock Split;

•        the expected stability of the per share price of our Class A Common Stock following the Reverse Stock Split;

•        the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Class A Common Stock;

•        prevailing market conditions;

•        general economic conditions in our industry; and

•        our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Class A Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Class A Common Stock can be maintained above $1.00. There also can be no assurance that our Class A Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split Proposal at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2026, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

The market price of our Class A Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Class A Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our certificate of incorporation in substantially the form of the Reverse Stock Split Amendment attached to this proxy statement as Appendix A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The Board currently intends to effect the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to December 31, 2026, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Effects of the Reverse Stock Split on Issued and Outstanding Common Stock and Preferred Stock

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including any shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1:2 to 1:20. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders, i.e. both holders of Class A Common Stock and Class B Common Stock, uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in more detail herein. Therefore, voting rights and other rights and preferences of the holders of Class A Common Stock and Class B Common Stock will not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of both Class A common stock and Class B Common Stock will remain $0.001.

As of the Record Date, approximately 30,148,947 shares of our Class A Common Stock and 1,449,005 shares of our Class B Common Stock were outstanding and 11,542.28 shares of our Preferred Stock were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1:20, the number of issued and outstanding shares of Class A Common Stock after the Reverse Stock Split would be approximately 1,507,448 shares and the number of issued and outstanding shares of Class B Common Stock after the Reverse Stock Split would be approximately 72,451 shares. In addition, the 11,542.28 shares of our Preferred Stock outstanding would convert, in the aggregate, into 1,109,837 shares of our Class A Common Stock.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, the terms of all outstanding warrants currently exercisable for shares of Class A Common Stock, and all equity awards granted under the 2017 Longeveron LLC Incentive Plan (the “2017 Plan”) and Longeveron Inc. 2021 Incentive Award Plan (the “2021 Plan”, and together with the 2017 Plan, the “Equity Plans”), including the per share exercise price of options and the number of shares issuable under such options, will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split (except for the effect of rounding up fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split (except for the effect of rounding up fractional shares).

Effects of the Reverse Stock Split on Regulatory Matters

We are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will, assuming that our stockholders approve Proposal Two, reflect One Hundred Ninety-Five Million Seven Hundred Five Thousand (195,705,000) shares, consisting of 175,000,000 shares of Class A Common Stock, 15,705,000 shares of Class B Common Stock and 5,000,000 shares of Preferred Stock.

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance

By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board may deem it to be in the best interests of the Company from time to time to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Mechanics of the Reverse Stock Split

If the Reverse Stock Split is approved and effected, beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-split shares.

Exchange of Stock Certificates

Shortly after the Reverse Stock Split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent, Colonial, in exchange for the issuance of new certificates reflecting the Reverse Stock Split in accordance with the procedures to be set forth in a letter of transmittal to be sent by our stock transfer agent. In connection with the Reverse Stock Split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO FOLLOWING THE ANNOUNCEMENT OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of both our Class A Common Stock and Class B Common Stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheets attributable to our Class A Common Stock and Class B Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. Any Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain material U.S. federal income tax considerations of the Reverse Stock Split applicable to U.S. holders (as defined below). This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. holder. We have not sought and do not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion is limited to U.S. holders that hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax, the rules related to “qualified small business stock” within the meaning of Section 1202 of the Code or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        U.S. holders whose functional currency is not the U.S. dollar;

•        Persons holding Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        real estate investment trusts or regulated investment companies;

•        brokers, dealers or traders in securities;

•        corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        tax-exempt organizations or governmental organizations;

•        persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•        persons who hold or received Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered, and such U.S. holder’s holding period in the shares Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of common stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for common stock. We intend to treat the issuance of such an additional fraction of a share of common stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Vote Required

Pursuant to the Delaware General Corporation Law and our organizational documents, approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the votes outstanding and entitled to vote on the proposal. Abstentions and broker non-votes have the same effect as a vote against this proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 4:

APPROVAL OF AN AMENDMENT TO THE LONGEVERON 2021 INCENTIVE AWARD PLAN

We are asking stockholders to approve the fourth amendment and restatement of the Company’s 2021 Incentive Award Plan (the “2021 Plan” or the “Plan”) in order to increase the maximum number of shares authorized and available for issuance under the 2021 Plan by an additional 5,000,000 shares, for a total of 10,657,440 shares under the Plan (inclusive of amounts previously approved, issued and/or vested or exercised). The 2021 Plan, which was initially approved by the Company’s stockholders at the Company’s 2022 Annual Meeting (with amendments thereto being approved by the Company’s stockholders at each of the Company’s 2023, 2024 and 2025 Annual Meetings), is a long-term incentive plan designed to attract and retain executive officers, other employees, non-employee directors and consultants of the Company who are important to the success and growth of the Company’s business, by providing such persons with incentives to help further align their interests with those of our stockholders.

A copy of the Fourth Amended and Restated 2021 Plan is attached to this Proxy Statement as Appendix B. The following table sets forth certain information about awards outstanding under our Plan.

2021 Plan	As of April 30, 2026
Total Stock Options Outstanding	837,887
Total Restricted Stock Unit Awards Outstanding (unvested shares remaining)	995,240
Weighted-Average Exercise Price of Stock Options Outstanding	$2.61
Weighted-Average Remaining Duration of Stock Options Outstanding (years)	9.1
Total Shares Available for Grant under the Plan	2,653,268
Total Class A Common Stock Outstanding	29,697,332

Description of the 2021 Plan

The following summarizes the material terms of the 2021 Plan, and is qualified in its entirety by reference to the full text of the 2021 Plan, as further amended and restated to reflect the increase in maximum authorized and available shares set forth above, attached hereto as Appendix B.

Administration.    The Plan is administered by the Compensation Committee of the Board (the “Plan Committee”) consisting of persons who are (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or Non-Employee Directors, and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board or the Plan Committee may delegate to a committee of one or more members of Company management who are not Outside Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Plan, such Plan Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, the value of the shares underlying the award, and the required withholdings, if any. The approximate numbers of persons in each class eligible to participate in the Plan are as follows: thirty-one (31) employees, five (5) non-employee directors, and one (1) non-employee consultant. The Plan Committee is also authorized to construe the award agreements and may prescribe rules relating to the Plan.

Grant of Awards; Shares Available for Awards.    The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), restricted shares, restricted stock units, SARs, dividend equivalents, or other stock or cash based awards, or any combination of the foregoing, to employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries, of which there are approximately 30 individuals currently (each a “participant”) (however, solely Company employees or employees of the Company’s present or future parent or subsidiaries, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to ISOs under the Code, are eligible for incentive stock option awards). No more than 100,000 shares may be issued pursuant to the exercise of ISOs. Shares awarded as restricted stock, restricted stock units, dividend equivalent rights, or other stock or cash-based awards, which convey the full value of the shares subject to the award, options and SARs count as one share for every share awarded. To the extent that an award (or portion of an award) lapses, expires, is cancelled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Plan and shall again be available for the grant of a new award. Furthermore, shares delivered to the Company by a participant to satisfy the applicable exercise or purchase price of an award, and/or to satisfy any applicable tax withholding obligation (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for award grants under the Plan. The Plan will continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options.    The term of each stock option shall be as specified in the option agreement; provided, however, that except for stock options which are ISOs, granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a stock option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such stock option is granted, and (ii) shall be subject to adjustment as provided in the Plan. The Plan Committee or the Board shall determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of an ISO granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of the Company or employees of one of the Company’s present or future parent or subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of ISOs may not exceed $100,000. Any Option which specifies that it is not intended to qualify as an ISO or any Option that fails to meet the ISO requirements at any point in time will automatically be treated as a NQSO under the terms of the Plan.

Other Stock or Cash Based Awards.    Pursuant to the terms of the applicable award agreement, an award of stock or other cash-based awards, entitles the holder to receive shares, cash, or other property to employees, non-employee directors or non-employee consultants, in each case subject to any conditions and limitations in the Plan. Such other stock or cash-based awards will also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. Subject to the Plan, the Plan Committee will determine the terms and conditions of such other stock or cash-based awards, including any purchase price, performance goal, transfer restrictions, and vesting conditions, will be set for in the applicable award agreement.

Restricted Stock Awards.    A restricted stock award is a grant or sale of shares to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements or the satisfaction of other conditions), in such installments or otherwise, as the Plan Committee or the Board may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares to be made to the holder upon the satisfaction of predetermined vesting requirements and may also provide the holder with a right to receive dividend equivalents. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Plan Committee may, in its sole discretion, or at the holder’s election, defer the settlement of the award in a manner intended to comply with Section 409A. The holder of a restricted stock unit shall be entitled to receive one (1) share for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made as soon as administratively practical after the vesting date, but in no event more than sixty (60) days after the applicable vesting date, except that the Company may delay payment as the Company reasonably determines is necessary to avoid a violation of applicable law.

Stock Appreciation Rights.    A SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant.

Dividend Equivalent Rights.    If the Plan Committee provides, a grant of restricted stock units may provide a Participant with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the applicable award agreement.

Equity Restructuring.    Subject to certain restrictions, the Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect an Equity Restructuring, defined in the Plan as a “non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.” In the event of an Equity Restructuring, the Plan Committee will equitably adjust each outstanding award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding award and/or the award’s exercise or grant price, granting new awards to participants, or making cash payments to participants. The Plan also provides discretion to the Plan Committee to take certain actions with respect to outstanding awards in the event of certain Corporate transactions, including any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction, or event. Such actions the Plan Committee may take include (i) the cancellation of any such award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such award or realization of the Participant’s rights under the vested portion of such award, as applicable, (ii) the acceleration of any vesting schedule, notwithstanding anything to the contrary in the Plan, (iii) providing that such award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, (iv) adjusting the number and type of shares subject to outstanding awards and/or the terms and conditions of (including the grant or exercise price), and the criteria included in outstanding awards, (v) replacing such awards with other rights or property, and/or (vi) providing that the award will terminate and cannot vest, be exercised, or become payable after the applicable event.

Amendment and Termination.    The Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to awards outstanding on that date). The Plan Committee may amend, modify, or terminate any outstanding award, including by substituting another award of the same or a different type, changing the exercise or settlement date, and converting an ISO to an NQSO. The participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the award, or (ii) the change is otherwise permitted pursuant to the Plan.

Certain U.S. Federal Income Tax Consequences of the Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of awards granted under the Plan. This summary does not purport to cover all of the rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state, or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination, or disposition of an award under the Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or shares issued thereunder pursuant to the Plan.

Nonstatutory Stock Options.    A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. The capital gain (or loss) will be short-term if the Common Stock is disposed of within one year after the NQSO is exercised and long-term if the Common Stock was held more than 12 months as of the sale date. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

Incentive Stock Options.    A U.S. Participant generally does not recognize taxable income upon the grant or the exercise of an ISO; provided, however, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is an item of tax preference for purposes of calculating a U.S. Participant’s alternative minimum tax. If a U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant (the “ISO Holding Period”), the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a tax deduction. If, however, a U.S. Participant disposes of such shares prior to the end the ISO Holding Period, the U.S. Participant will recognize ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares.

Stock Appreciation Rights.    A U.S. Participant generally does not recognize income upon the grant of a SAR. A U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares.

Performance Awards, Performance Shares, Restricted Stock Units, Unrestricted Stock Award and Dividend Equivalents.    A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, a U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor.

Restricted Stock.    A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, a U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant.

Internal Revenue Code Section 409A.    Awards under the Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that any such award fails to meet the requirements of Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest, and tax penalties in the year the award vests. While awards issued under the Plan are intended to be structured and administered in a manner that complies with the requirements of Section 409A of the Code (or an exception thereto), no assurance can be given that such compensation will, in fact, satisfy the requirements of Section 409A (or an exception thereto).

Tax Effect for the Company; Limitations on Deduction; Consequences of Change in Control.    The Company will generally be entitled to a tax deduction in connection with awards under the Plan in an amount equal to the ordinary income recognized by a U.S. Participant and at the same time the U.S. Participant recognizes such income (for example, upon the exercise of a NQSO or the vesting of restricted stock). Section 162(m) of the Code, however, generally places a limit on the amount of compensation the Company can deduct in any one year to any individual who serves (or previously served) as the Company’s principal executive officer, principal financial officer, or one of the Company’s other three most highly compensated executive officers. Additionally, beginning on or after January 1, 2027, the American Rescue Plan Act of 2021 (the “ARPA”) expands the applicability of Section 162(m) to also include the next five highest paid corporate officers so that the total number of covered employees subject to the $1 million deduction limitation will be at least 10. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. It is possible the compensation attributable to awards under the Plan may cause this limitation to be exceeded in any particular year. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

In addition, if a “change-in-control” of the Company causes compensation under the Company’s incentive plans, including awards under the Plan, to accelerate vesting or result in the attainment of performance goals, U.S. Participants could, in some cases, be considered to have received “parachute payments.” If so, any such participant could be subject to a 20% excise tax under Section 4999 of the Code on the amount of “excess parachute payments” received and the Company’s tax deduction could be disallowed under Section 280G of the Code.

Because our executive officers and non-employee directors are eligible to receive awards under the Plan and will continue to be eligible to receive awards under the Plan, as amended and restated, if the further amendment and restatement of the Plan is approved by the Company’s stockholders at the Annual Meeting, they may be deemed to have a personal interest in the approval of this Proposal 4.

The following table summarizes information, as of December 31, 2025, for the equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time-to-time:

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders(1)	658,187	$3.18	2,869,051	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	658,187	$3.18	2,869,051

____________

(1)      Represents outstanding awards pursuant to the Company’s Third Amended and Restated 2021 Incentive Award Plan. Represents shares of Class A common stock. Shares of Class B common stock are not authorized for issuance under the Plan.

(2)      Shares of common stock that are subject to any award (e.g., options, restricted stock units, etc.) pursuant to the Plan will count against the aggregate number of shares of common stock that may be issued as one share for every share issued.

Vote Required for Approval and Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to amend the Longeveron 2021 Incentive Award Plan to increase the maximum number of shares authorized and available for issuance under the 2021 Plan by an additional 5,000,000 shares.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL TO AMEND THE LONGEVERON 2021 INCENTIVE AWARD PLAN.

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent auditors for the fiscal year ending December 31, 2026, and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting. CBIZ has been engaged as the Company’s independent registered public accounting firm since March 13, 2025.

Previously, Marcum LLP (“Marcum”) was engaged as the Company’s independent registered public accounting firm from March 2022 until March 13, 2025. This selection was ratified by our stockholders at the 2022, 2023, and 2024 annual meetings of stockholders held on June 24, 2022, June 9, 2023, and July 2, 2024, respectively. On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum.

The Audit Committee reviewed auditor independence issues and existing commercial relationships with CBIZ and concluded that the independence of CBIZ was not impaired for the fiscal year ended December 31, 2025.

Stockholder ratification of the selection of CBIZ as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of CBIZ to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain CBIZ. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Neither representatives of CBIZ nor Marcum are expected to be present at the Annual Meeting and accordingly will not have an opportunity to make a statement or be available to respond to questions from stockholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to Longeveron by CBIZ CPAs P.C., the Company’s current independent auditors, for professional services rendered for the fiscal year ended December 31, 2025, and fees billed to Longeveron by Marcum LLP for professional services rendered for the fiscal year ended December 31, 2024.

Fee Category	Fiscal 2025 Fees	Fiscal 2024 Fees
Audit Fees	$462,470	$510,716
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit Fees:    This category includes the fees billed by our principal accountants for professional services rendered for the audit of our annual financial statements, the quarterly review of our interim financial statements, and services provided in connection with regulatory filings.

Audit-Related Fees:    This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Tax Fees:    This category consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees:    This category consists of services billed not included in the categories above.

No services described above were approved by the Audit Committee pursuant to the “de minimis exception” set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Change of the Company’s Independent Registered Public Accounting Firm

In a Current Report on Form 8-K filed on March 14, 2025 (the “Form 8-K”), the Company disclosed that on March 13, 2025, it was notified by Marcum that Marcum resigned as its independent registered public accounting firm, effective immediately. On March 13, 2025, the Company’s Board and Audit Committee of the Board approved the resignation of Marcum and approved the engagement of CBIZ CPAs P.C. to serve as the Company’s independent registered public accounting firm. In the Form 8-K, the Company disclosed that the report of Marcum on the Company’s financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle, except for the inclusion of an explanatory paragraph in the audit reports for the fiscal years ended December 31, 2024 and 2023 as to the Company’s ability to continue as a going concern.

In addition, the Company confirmed in the Form 8-K that, during the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 13, 2025, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). The Company provided Marcum with a copy of the required disclosures made in the Form 8-K prior to its filing and requested, in accordance with applicable practices, that Marcum furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, which letter was furnished by Marcum and attached as Exhibit 16.1 to the Form 8-K, stating that Marcum agrees with such statements.

The Company also disclosed in the Form 8-K that the Company engaged CBIZ on March 13, 2025, as its new independent registered public accountant for the fiscal year ending December 31, 2026. This decision was approved by the Company’s Board and Audit Committee. The 8-K also confirmed that during the fiscal years ended December 31, 2024 and 2023 and through March 13, 2025, neither the Company nor anyone on its behalf consulted with CBIZ regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided both CBIZ and Marcum with a copy of the foregoing disclosures.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Required for Approval and Recommendation of the Board of Directors

The affirmative vote of holders representing a majority of votes cast at the Annual Meeting is being sought to ratify the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 6

TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE AUTHORIZED SHARE PROPOSAL OR REVERSE STOCK SPLIT PROPOSAL.

Background of and Rationale for the Adjournment Proposal

The Board believes that, if the number of affirmative votes received from the holders of outstanding shares of our Common Stock entitled to vote on the Authorized Share Proposal and the Reverse Stock Split Proposal (referred to collectively as the “Charter Proposals”) are insufficient to approve the same, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve the Charter Proposals.

In this Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Charter Proposals.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the voting power of the outstanding shares of our Common Stock entitled to vote on either of the Charter Proposals have voted against the Charter Proposals, we could adjourn the Annual Meeting without a vote on the Charter Proposals and use the additional time to solicit the holders of those shares to change their vote in favor of the Charter Proposals.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by the holders of our Common Stock present in person (via live webcast) or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE THE AUTHORIZED SHARE PROPOSAL AND THE REVERSE STOCK SPLIT PROPOSAL.

CORPORATE GOVERNANCE

Board of Directors and Committees of the Board

Our Board, elected by stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. The Board acts as an advisor and counselor to executive management and oversees and monitors its performance.

Our Board held eleven (11) meetings during 2025. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2025 for the period in which they served as a director. Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, directors are encouraged to attend our annual meetings. One member of our current Board and three former board members were in attendance at our 2025 Annual Meeting of Stockholders, which was held virtually.

Our Board has established a standing Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee. The Company has also established a Science and Strategy Committee. Each of these committees has adopted a written charter.

Audit Committee.    Our Audit Committee is comprised of three members: Dr. Paletta (chair), Dr. Hajjar and Ms. Ungaro. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing standards as well as within the meaning of Rule 10A-3 of the Exchange Act, and that each Audit Committee member is able to read and understand fundamental financial statements. The Audit Committee’s responsibilities include appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; discussing our risk management policies; meeting independently with our internal auditing staff, if any, registered public accounting firm, and management; reviewing and approving or ratifying any related person transactions; and preparing the audit committee report required by SEC rules. The Board has adopted and approved a written charter for the Audit Committee. A current copy of this charter is posted on our website at http://www.longeveron.com under the Investor Relations section. Dr. Hajjar is the Audit Committee Chair, and currently, the Audit Committee does not have a member who qualifies as an audit committee financial expert, as that term is described in SEC regulations due to Mr. Richard Kender’s resignation from the Board on March 3, 2026; however, the Company intends for Ms. Leah Rush Cann, whom the Company is submitting to the stockholders for election and believes qualifies as an audit committee financial expert, to join the Audit Committee if elected to the Board a part of the Annual Meeting. The Audit Committee held six (6) meetings during 2025.

Compensation Committee.    The Compensation Committee is comprised of two members: Ms. Ungaro (chair) and Dr. Hajjar. The Board has determined that all the members of the Compensation Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s responsibilities include reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers; overseeing and administering our cash and equity incentive plans; reviewing and making recommendations to our Board with respect to director compensation; reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and preparing the annual compensation committee report required by SEC rules, to the extent required. The Board has adopted and approved a written charter for the Compensation Committee. A current copy of this charter is posted on our website at http://www.longeveron.com under the Investor Relations section.

The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock or equity-based awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not officers or directors of the Company.

The Compensation Committee’s primary objectives in structuring and administering our executive officer compensation program are to attract, motivate and retain talented and dedicated executive officers; tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and reinforce business strategies and objectives to enhance stockholder value. To achieve these goals, our Compensation Committee maintains compensation plans that tie a portion of executives’ overall compensation to key strategic goals such as the Company’s financial and operational performance, as measured by metrics such as total revenue and non-GAAP operating expense. Our Compensation Committee evaluates individual executive performance along with our CEO (other than with respect to his own performance) as part of the review process.

Our Compensation Committee periodically reviews our executive officers’ compensation to determine whether we provide adequate incentives and motivation to our executive officers and whether we adequately compensate our executive officers relative to comparable officers in other similarly situated companies. The Committee engaged Compensation Advisory Partners, a third-party compensation consulting firm, to advise the Compensation Committee with respect to board compensation benchmarking in 2025. Management plays a significant role in the compensation-setting process for executive officers, other than the CEO, by evaluating employee performance, recommending business performance targets, and establishing objectives, and recommending salary levels, bonuses, and equity-based awards. The Compensation Committee held seven (7) meetings during 2025.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is comprised of three members: Dr. Hajjar (chair), Ms. Ungaro and Dr. Paletta. The Board has determined that all the members of the Nominating and Corporate Governance Committee are independent within the meaning of the Nasdaq Stock Market listing standards and applicable SEC regulations. The Nominating and Corporate Governance Committee’s responsibilities include identifying individuals qualified to become Board members; recommending to our Board the persons to be nominated for election as directors and to each Board committee; developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and overseeing a periodic evaluation of our Board. The Board has adopted and approved a written charter for the Nominating and Corporate Governance Committee. A current copy of this charter is posted on our website at http://www.longeveron.com under the Investor Relations section. The Nominating and Corporate Governance Committee held four (4) meetings during 2025.

When considering a potential candidate for membership on our Board, our Nominating and Corporate Governance Committee considers relevant business and industry experience and demonstrated character and judgment. The Nominating and Corporate Governance Committee considers diversity in identifying candidates by generally seeking to achieve a diversity of occupational and personal backgrounds on the Board. However, the Nominating and Corporate Governance Committee has no formal policy regarding diversity. The Nominating and Corporate Governance Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Sections 2.5 and 2.6 of our Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to our Corporate Secretary prior to the meeting. Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Longeveron Common Stock that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, (i) the name and address of such stockholder as they appear on our books and (ii) the class and number of shares of Longeveron Common Stock that are beneficially owned by such stockholder. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a candidate that is recommended for nomination for membership on our Board by a stockholder. There have been no material changes to the procedures by which stockholders may recommend nominees to our Board since the last time we provided the foregoing disclosure.

Science and Strategy Committee.    The Science and Strategy Committee is comprised of three members: Dr. Hajjar (chair), Dr. Hare, and Dr. Paletta. The Science and Strategy Committee’s purpose is to review and advise the full Board and the management of the Company with respect to scientific direction and opportunities deemed beneficial to the Company. The Science and Strategy Committee’s responsibilities include reviewing the scientific basis of the Company’s clinical programs, new products, or research areas under consideration by the Company, suggesting opportunities to refine or advance the Company’s therapeutic technologies, and advising the Company in consultation with management on resource allocation for new product avenues. The Board has adopted and approved a written charter for the Science and Strategy Committee. A current copy of this charter is posted on our website at http://www.longeveron.com under the Investor Relations section. The Science and Strategy Committee held one (1) meeting during 2025.

Board Member Independence

The Board of Directors has determined that each of Dr. Hajjar, Dr. Paletta and Ms. Ungaro are, and Ms. Cann and Dr. Ascheim if elected will be, independent as defined in the Nasdaq Stock Market listing standards and applicable SEC regulations. Dr. Hare, and Mr. Soffer have been, and Mr. Willard if elected has been, determined not to be independent under relevant standards.

Executive Sessions

Independent directors meet in executive session without the presence of our non-independent directors or members of management to review the criteria upon which the performance of the CEO are measured, to review the performance of the CEO against those criteria, to ratify the compensation of the CEO as approved by the Compensation Committee, and to discuss any other relevant matters.

Board Leadership Structure

The Board’s current leadership structure is characterized by:

•        a combined Executive Chairman of the Board and Chief Science Officer;

•        a robust Committee structure with oversight of various types of risks; and

•        an engaged and majority independent Board.

The Board believes that its current leadership structure provides appropriate Board leadership and engagement while deriving the benefits from having our CSO also serve as Executive Chairman of the Board. As an individual with primary responsibility for managing the Company’s scientific operations and in-depth knowledge and understanding of the Company as its co-founder, he is best positioned to chair regular Board meetings as we discuss key business and strategic issues. This combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of business operations. We do not have a lead independent director.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, improve long-term organizational performance, and enhance stockholder value. A fundamental part of risk oversight is to understand the risks our Company faces and the steps management is taking to manage those risks and to assess management’s overall appetite for risk. It is management’s responsibility to manage risk and bring material risks facing our Company to the Board’s attention. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also approves our CEO’s performance goals for each year. In doing so, the Board has an opportunity to ensure that the CEO’s goals include responsibility for broad risk management. The involvement of the full Board in setting our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

The Committees of the Board are also involved in evaluating and overseeing the management of risks particular to their respective areas of oversight. For example, the Audit Committee focuses on financial risk and internal controls, supports the Board’s oversight of cybersecurity risk management, and receives an annual risk assessment report from our external auditors. The Compensation Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk-taking consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans, and the risks associated with them. The Nominating and Corporate Governance Committee oversees governance and succession risk and evaluates director skills and qualifications to appoint particular directors to our standing committees based upon the needs of that committee. Each Committee reports its activities to the full Board of Directors to ensure that the Board is regularly informed about these risks.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers, and directors. We will provide a copy of the Code of Business Conduct and Ethics (without charge) upon request made in writing to Longeveron Inc. at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136, Attention: Investor Relations. The full text of our Code of Business Conduct and Ethics is posted on our website at www.longeveron.com under the Corporate Governance Documents section. We intend to disclose any amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics applicable to our executive officers or directors, including the name of the executive officer or director to whom the amendment applies or for whom the waiver was granted, at the same location on our website identified above. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement or our Annual Report on Form 10-K.

Board Communications

Stockholders may communicate with members of the Board of Directors by mail addressed to the full Board, a specific member of the Board or a particular committee of the Board at our principal executive offices located at 1951 NW 7th Avenue, Suite 520, Miami, Florida 33136, Attention: Legal Department.

Insider Trading Policy; Hedging Prohibition

The Company has adopted a Statement of Policy on Insider Trading (the “insider trading policy” or “insider trading policy guidelines”) that describes our standards regarding the prohibition on trading, and causing the trading of securities while in possession of certain material nonpublic information, which the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as any listing standards applicable to the Company (including Nasdaq listing standards). Our insider trading policy is applicable to all our directors, officers, employees, consultants, certain of their family members, and entities under the control of such persons. The policy attempts to establish standards that will avoid even the appearance of improper transactions on the part of insiders to preserve the Company’s reputation for adhering to the highest standards of conduct.

The insider trading policy guidelines, among other things, prohibit the unauthorized disclosure of material nonpublic information about the Company or any company with which the Company deals. The insider trading policy prohibits trading in Company securities or “tipping” on the basis of material nonpublic information. These guidelines also provide certain specific exceptions for various transactions including, for example, (i) stock option exercises where no sale is made, (ii) the vesting of restricted stock awards or tax withholding requirements in connection therewith, (iii) bona fide gifts of securities, and (iv) Rule 10b5-1 plans. The insider trading policy further restricts trading and other transactions for a limited group of designated persons, including, for example, members of our Board of Directors, executive officers, and employees during certain “Blackout Periods” that follow the end of a given fiscal period. These designated persons are also required to pre-clear any trades in the Company’s securities in accordance with the insider trading policy.

Our insider trading policy guidelines further acknowledge that short sales, buying or selling publicly traded options, hedging transactions in the Company’s stock (including prepaid variable forwards, equity swaps, collars and exchange funds), margin accounts, pledged securities and standing and limit orders (outside of an approved Rule 10b5-1 plan) may permit a holder to continue to own our common stock obtained through benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, and officers to whom our policy applies may no longer have the same objectives as our other stockholders. As such, the Company’s employees, consultants, and directors are prohibited from engaging in such transactions (except as otherwise may be approved in writing by the Company).

Compensation Committee Interlocks and Insider Participation

No members of our Compensation Committee have ever been a current or former officer or employee. None of our executive officers serves or has served as a member of the Board of directors or a compensation committee (or other committee serving an equivalent function) of any entity that has one or more of its executive officers serving as one of our directors or on our Compensation Committee.

Certain Relationships and Related Party Transactions

The following includes a summary of transactions as of December 31, 2025 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or 5% Security Holders, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Employment and Consulting Agreements with our NEOs”. We also describe below certain other transactions with our directors, executive officers, and stockholders.

The following are the Company’s related party transactions as of December 31, 2025:

CSO Consulting Arrangement

On November 20, 2014, the Company entered into a ten-year consulting services agreement with our Chief Science Officer (CSO) and Executive Chairman, Dr. Joshua Hare, (the “Agreement”) under which the Company has agreed to pay the CSO $265,000 annually for his part-time services. The Agreement acknowledged that Dr. Hare is employed by the University of Miami (“UM”), remains subject to UM’s policies, and that he serves as a consultant to enumerated outside entities. The Agreement outlined Dr. Hare’s obligations with respect to confidentiality, ownership of information, inventions and original works, contains a non-competition covenant with respect to Dr. Hare’s associations during his time with the Company and for a period of two (2) years thereafter, and contains non-solicitation and non-disparagement obligations. The initial term of the Agreement ended on November 22, 2024; however, with regard to the annual compensation paid to Dr. Hare, the Company continues at present to operate under the same terms on a month-to-month basis. In addition, the Company entered into a deferred compensation agreement with Dr. Hare to defer payment of the consulting fees earned for services rendered during 2024, which deferred consulting fees will be paid in a lump sum distribution in February 2027. A similar arrangement was also entered into for 2025. On March 4, 2025 and April 11, 2025, the Company entered into stock option agreements with the CSO as part of a Cash-for-Equity Program. These agreements represent settlement of (i) approximately $45,000 in previously accrued consulting fees, and (ii) the CSO’s 2024 performance bonus of approximately $131,000, respectively. Pursuant to the Company’s Cash-for-Equity Program, the CSO elected to receive this amount in the form of options to purchase 71,254 and 184,878 shares of the Company’s Class A Common Stock, respectively. Each award fully vested on July 1, 2025, following stockholder approval at the Company’s 2025 annual meeting of stockholders on June 13, 2025, increasing the pool of the shares available for awards under the 2021 Incentive Plan. On July 1, 2025, the Company entered into an additional stock option agreement with the CSO as part of the Cash-for-Equity Program, with such agreement representing settlement of $30,000 in consulting fees earned for services rendered during the three months ended June 30, 2025. Pursuant to the Cash-for-Equity Program, the CSO elected to receive this amount in the form of fully vested options to purchase 49,219 shares of the Company’s Class A Common Stock. On July 15, 2025, the Company granted the CSO options to purchase 109,000 shares of the Company’s Class A Common Stock at an exercise price of $1.47 per share, as part of his annual compensation package, with the options vesting quarterly over three years.

The Compensation Committee increased Dr. Hare’s annual compensation to $350,000 effective January 2026.

JMHMD License Agreement

We are a licensee under an exclusive license agreement with JMH MD Holdings, LLC (“JMHMD”), an affiliate of our CSO and Executive Chairman, Dr. Hare, for the use of CD271cellular therapy technology, a subpopulation of bone marrow-derived mesenchymal stem cells. We are required to pay JMHMD a running royalty in an amount equal to one percent of the annual net sales of the licensed product(s) used, leased, or sold by or for us by any sub-licensees, payable on a country-by-country basis beginning on the date of first commercial sale and ending on the latter of expiration of the last to expire patent rights in such country or ten years from the first commercial sale in such country (provided that if all claims within the patent rights have expired or been finally deemed invalid then the royalty will be reduced by 50%), and which may also be reduced to the extent the Company is required to pay royalties to a third party for the same product or process.

Under the agreement, the Company is required to use commercially reasonable efforts to achieve the following milestones: (i) submit an investigational new drug application to FDA (or international equivalent) within one year of the effective date of agreement, (ii) initiate a clinical trial utilizing bone marrow derived CD271+ Precursor Cells within three years of the effective date; provided, that any of the milestones may be extended for up to six months for a total of three times by notice and payment of a five thousand dollar extension fee. The agreement is to remain in effect until either the date all issued patents and filed patent applications have expired or been abandoned, or 20 years after the date of FDA approval of the last commercialized product or process arising from the patent rights, whichever comes later. If we sublicense the technology, we are also required to pay an amount equal to 10% of the net sales of the sub-licensees.

There were no license fees due during the years ended December 31, 2025 and 2024 pertaining to this agreement.

Participation in Capital Markets Transactions

On August 11, 2025, the Company closed a public offering of 5,882,354 shares of Class A Common Stock and pre-funded warrants, which were sold together with Class A common warrants to purchase up to 14,705,885 shares of Class A Common Stock. The combined public offering price was $0.85 per share of Class A Common Stock and related Class A Common Stock warrants and $0.849 per pre-funded warrant and related Class A Common Stock warrants. Mr. J. Nathaniel Powell, our former Interim Chief Executive Officer, Lisa A. Locklear, our current Chief Financial Officer, and Mr. Khoso Baluch, a former member of our Board of Directors, each participated in the transaction. However, the amount involved with such participation did not exceed $120,000.

Indemnification Agreements

We have indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section, except those certain transactions described under the heading “Participation in Capital Markets Transactions,” occurred prior to the adoption of this policy. Those transactions described under the heading “Participation in Capital Markets Transactions” were approved in accordance with the terms of the policy.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2025, which include the balance sheets of the Company as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Review with Management.    The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Accountants.    The Audit Committee has discussed with CBIZ CPAs P.C. (“CBIZ”), our independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed by Statement on Auditing Standard No. 16 (Communications with Audit committees), which includes, among other items, matters related to the conduct of the audit of our financial statements.

The Audit Committee has also received written disclosures and the letter from CBIZ required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with CBIZ its independence.

The Audit Committee has also received written disclosures and the letter from CBIZ required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with CBIZ its independence.

Conclusion.    Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

AUDIT COMMITTEE
George Paletta (Chair)
Roger Hajjar
Ursula Ungaro

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us as of April 30, 2026 (except where another date is noted below), with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock and is not a director or executive officer, (ii) each of our named executive officers and current directors, and (iii) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them.

The following table is based upon information supplied by directors, executive officers, and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated. Unless otherwise indicated the address of each beneficial owner is c/o Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136, and none of the shares listed are pledged. The percentage of beneficial ownership is based on 29,697,332 shares of Class A common stock and 1,449,005 shares of Class B common stock as of April 30, 2026, as adjusted for underlying options and convertible securities that are presently exercisable or convertible or will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated.

Name of Affiliate	Class A Common Stock Shares(1)	% of Class	Class B Common Stock Shares(1)		% of Class	% of Total Common Stock Beneficially Owned
Greater than 5% Holder:
The Estate of Donald M. Soffer(2)	15,851	*	653,523		45.1%	2.1%
Lee Cohen Hare	35,000	*	263,483	(3)	18.2%	1.0%

Named Executive Officers and Directors and Director Nominees
Joshua M. Hare, M.D.(4)	747,769	2.5%	462,808		31.9%	3.8%
Rock Soffer(5)	308,164	1.0%	41,010		2.8%	1.1%
Ursula Ungaro(6)	25,892	*	—		*	*
George Paletta, Jr., M.D.	5,667	*	—		*	*
Roger Hajjar, M.D.	13,583	*	—		*	*
Wa’el Hashad(7)	185,496	*	—		*	*
Lisa A. Locklear(8)	152,540	*	—		*	*
Paul Lehr(9)	268,372	*	—		*	*
Nataliya Agafonova(10)	110,858	*	—		*	*
Devin Blass(11)	60,609	*	—		*	*
J. Nathaniel Powell(12)	71,470	*	—		*	*
Stephen Willard(13)	114,727	*	—		*	*
Leah Rush Cann	—	*	—		*	*
Deborah Ascheim, M.D.	—	*	—		*	*
All Executive Officers and Directors as a Group (10 individuals)(14):	1,808,181	5.9%	503,818		34.8%	7.2%

____________

*        Less than 1%.

(1)      The holders of our Class B common stock are entitled to five (5) votes per share, and holders of our Class A common stock are entitled to one (1) vote per share.

(2)      Shares held by the estate of Donald M. Soffer.

(3)      Pursuant to a Voting Agreement and Proxy entered into between Dr. Hare and Lee Cohen, Dr. Hare’s former spouse holds 263,483 shares of Class B common stock, which are not included in the number of shares owned by Dr. Hare for purposes of this table, as he retains voting but not dispositive power with respect to such shares, for so long as such shares remain owned by his former spouse.

(4)      Amount includes 342,368 stock options and 148,936 warrants that are exercisable within 60 days of April 30, 2026. Amount also includes 5,320 shares held by an affiliated entity. Dr. Hare disclaims beneficial ownership except to the extent of his pecuniary interest.

(5)      Amount includes 975 stock options and 138,298 warrants that are exercisable within 60 days of April 30, 2026.

(6)      Amount includes 975 stock options that are exercisable within 60 days of April 30, 2026.

(7)      Amount includes 10,638 warrants that are exercisable within 60 days of April 30, 2026.

(8)      Amount includes 17,980 stock options and 29,415 warrants that are exercisable within 60 days of April 30, 2026.

(9)      Amount includes 25,765 stock options that are exercisable within 60 days of April 30, 2026.

(10)    Amount includes 17,980 stock options that are exercisable within 60 days of April 30, 2026.

(11)    Amount includes 8,500 stock options that are exercisable within 60 days of April 30, 2026.

(12)    Amount includes 44,115 warrants that are exercisable within 60 days of April 30, 2026.

(13)    Amount includes 12,500 stock options that are exercisable within 60 days of April 30, 2026.

(14)    Amount includes stock options and warrants acquirable or exercisable within 60 days of April 30, 2026 by Dr. Hare, Mr. Soffer, Ms. Ungaro, Dr. Paletta, Dr. Hajjar, Ms. Locklear, Mr. Lehr, Dr. Agafonova, Mr. Blass and Mr. Willard.

DELINQUENT SECTION 16(A) REPORTS

The Company’s directors and executive officers are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our directors and executive officers complied during fiscal 2025 with the reporting requirements of Section 16(a) of the Exchange Act, with the exception of the following: (i) a Form 3 filed on October 1, 2025 for J. Nathaniel Powell, who was appointed interim CEO of the Company effective September 4, 2025; (ii) a Form 4 filed on October 1, 2025 reporting the September 4, 2025 grants of 50,000 restricted stock units and stock options exercisable for 20,000 shares of Class A common stock to J. Nathaniel Powell; (iii) a Form 3 filed on October 27, 2025 for Dr. George Paletta, Jr., who was appointed to the Board of Directors effective October 1, 2025; and (iv) a Form 4 filed on October 27, 2025 reporting the October 1, 2025 grant of 34,000 restricted stock units to Dr. George Paletta, Jr.

EXECUTIVE OFFICERS

Our executive officers are appointed and serve at the discretion of our Board of Directors. The following table sets forth certain information regarding our executive officers and certain key executives as of April 30, 2026.

Name	Age	Position
Executive Officers
Stephen H. Willard	65	Chief Executive Officer
Joshua M. Hare, M.D.	64	Co-Founder, Chief Science Officer, Executive Chairman and Director
Lisa A. Locklear	65	Chief Financial Officer and Treasurer
Paul Lehr, J.D.	59	General Counsel and Secretary
Nataliya Agafonova	57	Chief Medical Officer
Devin Blass	40	Chief Technology Officer and Senior Vice President of Chemistry, Manufacturing, and Controls

Executive Officers

Stephen H. Willard. (Chief Executive Officer) was appointed in February 2026 as the CEO of Longeveron and has over 30 years of pharmaceutical and biotech leadership experience across public and private sectors, including more than 20 years of experience as the Chief Executive Officer of pharmaceutical and biotech companies, most recently at ICaPath, Inc. a biotechnology company developing novel immunotherapies in the cancer space. Prior to that time, Mr. Willard served as Chief Executive Officer of NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), a clinical-stage biopharma company developing therapeutics for the treatment of central nervous system disorders, from July 2022 to October 2024, and Cellphire, Inc., a clinical stage cellular therapeutics company, from November 2013 until March 2021. In addition, since March 2021 he has served as the Executive Director of Global Life Technologies (Nozin) an infection prevention company, and from March 2018 until November 2024, Mr. Willard served as a Presidentially-commissioned member of the National Science Board, which governs the National Science Foundation. Mr. Willard received a B.A. from Williams College in 1982 and a J.D. from Yale Law School in 1985, where he edited the Yale Law Journal.

Joshua M. Hare, M.D., F.A.C.C., F.A.H.A. (Co-Founder, Chief Science Officer and Executive Chairman) co-founded Longeveron in 2014 and has served on its Board of Directors and as its Chief Science Officer since that time. In September 2025, Dr. Hare was appointed as Executive Chairman of the Board of Directors. Longeveron obtained an exclusive license to cell production technologies developed by Dr. Hare at UM. Dr. Hare is a double-boarded cardiologist (Cardiology and Advanced Heart Failure and Transplantation) and is the founding director of the Interdisciplinary Stem Cell Institute at the UM Miller School of Medicine. He has obtained in excess of $25 million in funding from the National Institutes of Health over the past 15 years to support basic research of cell therapy strategies. He is also a recipient of the Paul Beeson Physician Faculty Scholar in Aging Research Award and is an elected member of the American Association of Physicians, The American Society for Clinical Investigation, an elected Fellow of the American Heart Association, and an elected member of the National Academy of Inventors. Dr. Hare has also served in numerous leadership roles at the American Heart Association, the Heart Failure Society of America, and at the Center for Scientific Review of the National Institutes of Health. Dr. Hare is also a co-founder of Vestion, Inc., and Heart Genomics, LLC, companies that hold cardio-related intellectual property. He received a B.A. from the University of Pennsylvania, his M.D. from The Johns Hopkins University School of Medicine, and completed fellowships at Johns Hopkins and Brigham and Women’s Hospital, and was a Research Fellow at Harvard Medical School.

Lisa A. Locklear, C.P.A. (inactive), M.B.A. (Chief Financial Officer (“CFO”)) joined Longeveron as CFO on July 31, 2023. Prior to her time at Longeveron, Ms. Locklear served as Senior Vice President and CFO of Avanir Pharmaceuticals, a subsidiary of Otsuka, from 2018 to 2022. During her time at Avanir, Ms. Locklear was instrumental in enhancing the financial and technology-related processes, systems, and people during a period of rapid growth. Prior to Avanir, she held senior financial roles at GSN Games, CoreLogic, Ingram Micro, the Walt Disney Company and Price Waterhouse (now PwC), with assignments in Paris and London. Ms. Locklear has been recognized by the Healthcare Businesswoman’s Association with the Luminary Award, an honor that underscores her dedication to fostering growth of other women’s careers and her unwavering commitment to the healthcare industry. In addition to her professional career, Ms. Locklear currently chairs the Board of Governors of the Gemological Institute of America

and recently served on the boards of the Pacific Marine Mammal Center and the Orange County United Way and is a member of the National Association of Corporate Directors. She holds a Bachelor of Science degree in plant science from the University of California, Davis, and an M.B.A. from the University of California, Irvine. She is a licensed Certified Public Accountant (inactive) and is a member of the American Institute of Certified Public Accountants, the California Society of CPAs, and Financial Executives International.

Paul Lehr, J.D. (General Counsel and Secretary) joined Longeveron in 2016 and serves as General Counsel and Corporate Secretary. Over the past 20 years, Mr. Lehr has held senior legal and executive positions in corporate, non-profit, and research settings. Mr. Lehr has also been the CEO of GroundUP Music Foundation, which organizes an annual music festival, since 2015. Mr. Lehr has also served since 2011 as CEO and co-founder of HeartGenomics, a biotech firm based on intellectual property Mr. Lehr licensed from the UM Miller School of Medicine. Mr. Lehr served as a law clerk for a United States Federal Judge and practiced law with experience in healthcare, business transactions and litigation at a leading Miami law firm for 5 years. Thereafter, Mr. Lehr focused his efforts in the cardiac rehabilitation field as President of a non-profit research foundation. With this research serving as the foundation of the for-profit arm of the cardiac rehabilitation program, Mr. Lehr negotiated a master franchise agreement with a leading Indian healthcare operator with 100+ facilities across India and the Middle East, then co-lead negotiations with the Centers for Medicare & Medicaid Services to successfully secure reimbursement of their residential intensive cardiac rehabilitation program. Mr. Lehr has held senior legal and executive positions in corporate as well as educational and not-for-profit settings. He earned his B.A. from Brown University, and his J.D. with honors from University of Florida College of Law.

Nataliya Agafonova, M.D. (Chief Medical Officer (“CMO”)) joined Longeveron in the role of CMO on July 1, 2023. Before Longeveron, Dr. Agafonova served as Clinical Development Lead, Senior Medical Director, and Product Development Chair at Otsuka Pharmaceuticals from 2021 to 2023. Previously, she was the Clinical Development Lead and Senior Medical Director at Bristol-Myers Squibb. Dr. Agafonova previously held several senior leadership positions in clinical development and pharmacovigilance at Ardea Bioscience, Biogen, Amgen and Genzyme Corporation. She has extensive experience in therapeutic areas such as autoimmune, hematology, neuroscience, and oncology. Her cross-therapeutic expertise in drug development helped to bring several products to the U.S. and EU markets. Prior to her industry experience, Dr. Agafonova served as a physician at the Ukrainian Research Institute of Oncology and Radiology. She earned her M.D. from the Ukrainian National Medical University and completed her internal medicine residency at Kharkov State University Hospital in Ukraine.

Devin Blass (Chief Technology Officer and Senior Vice President of Chemistry, Manufacturing, and Controls) joined Longeveron on December 2, 2024 with over 15 years of experience in the development and manufacture of advanced therapies. Prior to his time at Longeveron, Mr. Blass served as the Senior Vice President of Comprehensive Cell Solutions, the contract development and manufacturing organization (CDMO) of New York Blood Center Enterprises (NYBCe), from November 2023 to December 2024. There, he oversaw the CDMO business unit, encompassing Technical Operations, Business Development, and Cell Sourcing. From November 2019 to October 2023, Mr. Blass held various roles at Talaris Therapeutics, where he ultimately served as the Vice President of Technical Operations and Site Head, managing the company’s technical operations and supply chain. His career also includes directing cell manufacturing operations at Bellicum Pharmaceuticals and serving as the Director of Commercial Program Manufacturing at Mesoblast. Mr. Blass’s industry experience is complemented by his significant contributions at MD Anderson Cancer Center, where he advanced through roles of increasing responsibility. There, he played a pivotal role in developing the infrastructure and systems necessary to obtain licensure for HPC and Cord Blood. Mr. Blass holds a B.S. in Biochemistry from Texas State University.

EXECUTIVE COMPENSATION

The Summary Compensation Table below summarizes the compensation of the executive officers named therein (our “named executive officers” or “NEOs”) during 2025 and 2024. Our NEOs for 2025 are as follows:

•        J. Nathaniel Powell, former Interim Chief Executive Officer (CEO)

•        Wa’el Hashad, former Chief Executive Officer (former CEO)

•        Lisa A. Locklear, Chief Financial Officer (CFO) and Treasurer

•        Paul Lehr, General Counsel and Corporate Secretary

Wa’el Hashad served as the Company’s Chief Executive Officer until his departure on August 27, 2025. J. Nathaniel Powell served as the Company’s Interim Chief Executive Officer from September 4, 2025 until his resignation from this role on February 9, 2026. The Board has appointed Stephen H. Willard to serve as the permanent Chief Executive Officer, effective February 11, 2026. The principal elements of our executive compensation program are base salary, discretionary annual performance bonuses, and discretionary equity awards. Our NEOs are also entitled to participate in employee benefit plans and programs that we offer to our other employees, as described below. We view these components of compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other components. Our executive compensation program is designed to attract, motivate, and retain talented and dedicated executive officers, who are critical to our success. The following highlights our approach to executive compensation:

Competitive Positioning:    We seek to establish the overall compensation of our executive officers at levels that we believe are roughly comparable with the average levels of compensation of executives at other clinical state biotechnology companies of similar size.

Annual Bonus Compensation Tied to Performance:    Our executive compensation program has three primary components: base salary; discretionary annual bonus compensation; and discretionary equity compensation; and other benefits and perquisites. Among these components, bonus compensation is tied in whole or in part to individual performance, company performance, or as otherwise determined appropriate by the Compensation Committee.

Equity-Based Incentives align our NEOs with our Stockholders:    Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. The Compensation Committee of the Board is responsible for approving equity grants.

Base Salary Compensation.    We pay our NEOs a base salary to compensate them for the satisfactory performance of services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our NEOs have generally been set at lower levels than would normally be deemed necessary to attract and retain individuals with this level of talent. For more information, see Summary Compensation Table — 2025 and 2024 on page 95 of this Form 10-K.

Bonus Compensation.    In order to retain and motivate our named executive officers and other executives, from time to time the Board upon recommendation of our Chief Executive Officer, may approve bonuses for our NEOs based on individual performance, company performance, or as otherwise determined based on the Compensation Committee’s discretion. Estimated bonus amounts earned in 2025 and made under our executive incentive plan are reported in the “Non-equity incentive plan compensation” column of the Summary Compensation Table. For more information, see Summary Compensation Table — 2025 and 2024 on page 95 of this Form 10-K.

Equity Compensation.    We believe that for growth companies in the biotechnology sector, such as Longeveron, equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees. Accordingly, we have provided our named executive officers and other executives with certain equity incentive awards that vest over several years to incentivize those individuals to stay with us, which in turn should provide us with greater stability over such periods than we would experience without such awards. Equity awards are granted for both restricted stock units and stock options, typically vesting quarterly over a three-year period. In 2024, restricted stock unit awards were granted to our named executive officers and other executives and employees that vested in full upon grant, to provide a one-time catch up grant for past initial hire grants that were not in line with current award levels.

Cash-to-Equity Program.    In May 2024, we approved a program to allow our executive officers and directors the option to receive, on a quarterly basis, a portion of their respective cash compensation (up to a maximum of 80%) in the form of equity. In January 2025, we approved the expansion of this program to include stock options as a form of equity which directors and executive officers could elect to receive in lieu of cash compensation. In April 2025, we re-authorized the program on an ongoing basis (the “Cash-to-Equity Program”). The Cash-to-Equity Program allows for participating directors and executive officers to elect to equity or stock options in lieu of cash compensation at a premium equivalent valuation ranging from 125% to 200% of the individual’s respective cash compensation, depending on the individual’s level of Cash to-Equity Program election. All stock options granted pursuant to the Cash-to-Equity Program are fully exercisable as of the date of issuance. Further, all stock options granted under the Cash-to-Equity program are adjusted by the application of a Black-Scholes multiplier, as adjusted annually. In September 2025, the Company modified the Cash-to-Equity Program to remove the premium valuations, formerly ranging from 125% to 200%, but continuing the adjustment by the application of a Black-Scholes multiplier, as determined and adjusted annually, for equity taken in the form of stock options. While the details of each quarterly payout under the Cash-to-Equity program are subject to the confirmation of our executive management team, any equity received by executive officers or directors pursuant to the Cash-to-Equity Program are subject to any applicable restrictions under the Longeveron Inc. Statement of Policy on Insider Trading as well as any restrictions pursuant to federal and state securities laws. Dr. Hare and Mr. Lehr took equity in lieu of cash under the Cash-to-Equity Program in 2025.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits.    Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on generally the same basis as all of our other employees. We provide a 401(k) Plan to our employees, including our current named executive officers, as discussed in the section below titled “401(k) Plan.”

401(k) Plan.    We maintain a defined contribution employee retirement plan, or 401(k) Plan, for our employees. Our named executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees, if they are considered an employee and not a consultant. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $23,500 for calendar year 2025, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2025 may be up to an additional $7,500 above the statutory limit. In addition, participants that are ages 60 to 63 can make “catch-up contributions” up to $11,250 (in lieu of $7,500) over the $23,500 statutory limit in calendar year 2025. The 401(k) Plan provides for discretionary matching and profit-sharing contributions; we currently provide 5% match to the 401(k) Plan. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Deferred Compensation

Deferred Compensation Agreement.    In 2024, we entered into a deferred compensation agreement with Dr. Hare to defer payment of the consulting fees earned by him for services rendered as our Chief Science Officer during 2024 totaling $265,000 plus interest shall mean a rate equal to the prime rate as published in the Wall Street Journal, as reported on the last day of each calendar year (or other applicable period if interest is credit more frequently). Furthermore, Dr. Hare timely elected to defer payment of any portion of consulting fees and incentive compensation earned for services rendered during 2025 in excess of $240,000. The 2024 consulting fees will be paid in the form of a lump sum distribution in February 2027. The 2025 consulting fees will be paid in the form of a lump sum distribution in February 2028.

Non-Qualified Deferred Compensation Plan.    In April 2025, we adopted the Longeveron Inc. Non-Qualified Deferred Compensation Plan (the “NQDC Plan”), a non-qualified investment plan offered to our senior executive officers. Under our NQDC Plan, eligible executives may elect to defer up to 100% of their annual base salary and annual cash incentive bonus. Participants may elect to enroll in the NQDC Plan each year by timely making a deferral election, which deferral elections must generally be made prior to the start of each plan year and remain in-force for the duration of the plan year. In addition, the Company may make a discretionary contribution to the NQDC Plan on account of eligible participants. Participants’ accounts are credited with earnings based on the gains or losses of a select group of hypothetical investment funds made available to participants under the NQDC Plan. The NQDC Plan is unfunded, unsecured and all benefits thereunder remain subject to the general unsecured creditors of the Company. The NQDC Plan offers two distribution accounts, a retirement account (“Retirement Accounts”) and an in-service account (“In-Service Accounts”), each of which has its own timing and payment alternatives. Amounts held under Retirement Accounts are paid either in a lump sum or up to 15 annual installments upon reaching normal retirement age (age 65). Amounts allocated to In-Service Accounts are payable in a lump sum in January of the year specified. In the event a participant separates from service prior to reaching normal retirement age or the date specified for an In-Service Account, the participant’s accounts will be paid in a lump sum or up to 15 annual installments in accordance with the participant’s separation from service distribution election. If an eligible participant is a “specified employee” as defined in Section 409A of the Code, then any amounts payable to the participant under the NQDC Plan on account of the participant’s separation from service will be delayed and paid promptly following the first day that is six months after the date the participant separated from service. Except for the foregoing, we do not maintain any other nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Cost Reduction Measures & Subsequent Restorative Adjustments

Effective on or about February 16, 2026, in connection with the ongoing review of its cash runway and cost structure, and following Board approval, the Company implemented a temporary 50% reduction in the compensation of the Company’s CEO and its Executive Chairman/CSO. A temporary 25% reduction in the compensation of the Company’s C-suite officers was also implemented. The Company undertook these compensation reductions as part of other cost-savings efforts.

Following the closing of a financing transaction and its good-faith determination of its financial ability to do so, the Company repaid the members of its executive leadership team an amount equal to the difference between such executive’s base salary or fee structure in effect immediately prior to the reduction and the reduced salary or fees paid during the applicable reduction period.

Further, in consideration of the executives’ continued service and efforts put forth into a successful financing, the Compensation Committee of the Board approved a grant to each executive, other than its Executive Chairman, of 250,000 restricted stock units (RSUs) (500,000 for the Company’s Chief Executive Officer). These RSU awards, granted May 1, 2026, are subject to quarterly vesting over a three-year period commencing July 1, 2026, and otherwise are in accordance with the terms of the Company’s Third Amended and Restated 2021 Incentive Award Plan.

Summary Compensation Table — 2025 and 2024

Name and principal position	Year	Salary ($)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
J. Nathaniel Powell	2025	194,386	112,225	10,632	135,550	23,031	475,824
Former Interim Chief Executive Officer	2024	—	—	—	—	—	—
Wa’el Hashad(1)	2025	482,180	264,600	65,550	—	468,922	1,281,252
Former Chief Executive Officer	2024	570,973	765,675	70,725	389,550	51,816	1,848,739
Lisa A. Locklear,	2025	431,693	149,940	37,145	199,350	43,960	862,087
Chief Financial Officer and Treasurer	2024	430,923	429,885	39,975	189,000	33,468	1,123,251
Paul Lehr,	2025	419,975	337,439	37,145	193,950	61,006	1,049,516
General Counsel and Corporate Secretary	2024	420,150	438,207	39,975	184,275	144,089	1,226,696

____________

(1)      Effective September 9, 2025, Mr. Hashad’s employment with the Company was terminated. Under the terms of his separation agreement, Mr. Hashad is entitled to receive twelve (12) months of base salary amounting to $585,000 and paid on a bi-weekly basis over 12 months, of which $135,000 was paid as of December 31, 2025, COBRA coverage for 18 months, a bonus payment of $282,723 prorated based on date of termination that was paid in October 2025, and accelerated vesting of 60,521 restricted stock units and 79,166 stock options in October 2025.

(2)      The values set forth in this column are based on the aggregate grant date fair values of 2025 Restricted Stock Unit (RSU) awards computed in accordance with FASB ASC Topic 718. The grant date fair values of RSUs are computed based on the closing price per share of Longeveron Class A common stock on the date of grant. A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 8 to the financial statements, Equity Incentive Plan, in this Form 10-K.

(3)      The values set forth in this column represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 8 to the financial statements, Equity Incentive Plan, in this Form 10-K.

(4)      Includes performance payouts at target for Company performance in 2025 under our executive incentive plan, described as “Bonus Compensation” in the narrative above. The relevant performance measures for the annual performance awards were satisfied and thus reportable in 2025, even though final performance payout will be calculated and approved by the Compensation Committee in March 2026.

(5)      Other compensation represents 401(k) matching, health insurance costs and life and disability insurance paid by the Company. For Mr. Lehr, in 2025 this includes medical insurance of $28,385.

Outstanding Equity Awards at Fiscal Year End Table — 2025

The following table sets forth information with respect to outstanding equity awards for each of our NEOs as of December 31, 2025. Note that all amounts set forth herein have been adjusted, as necessary, to reflect the Company’s one-for-ten reverse stock split implemented in March of 2024.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
J. Nathaniel Powell,	—	20,000	0.75	9/4/2035	(3)	53,166	27,115	(4)
Former Interim Chief Executive Officer						50,000	25,500	(5)
Wa’el Hashad,(2)
Former Chief Executive Officer
Lisa A. Locklear,	6,771	9,479	2.46	8/15/2034	(6)	32,500	16,575	(8)
Chief Financial Officer and Treasurer	2,834	31,166	1.47	7/15/2035	(7)	28,437	14,503	(9)
						93,500	47,685	(10)
Paul Lehr,	5,000		60.80	7/20/2031	(11)	28,437	14,503	(8)
General Counsel and Corporate Secretary	500		87.30	6/3/2032	(12)	93,500	47,685	(10)
	2,143	142	43.00	11/16/2032	(13)
	6,771	9,479	2.46	8/15/2034	(6)
	2,834	31,166	1.47	7/15/2035	(7)

____________

(1)      Based on the value of $0.51 per share, the closing market price of our common stock on December 31, 2025.

(2)      Effective September 9, 2025, Mr. Hashad’s employment with the Company was terminated. Under the terms of his separation agreement, Mr. Hashad is entitled to receive twelve (12) months of base salary amounting to $585,000 and payable bi-weekly over 12 months, of which $135,000 was paid as of December 31, 2025, COBRA coverage for 18 months, a bonus payment of $282,723 prorated based on the date of his termination which was paid in October 2025, and accelerated vesting of 60,521 restricted stock units and 79,166 stock options in October 2025. As a result of Mr. Hashad’s separation from service, he did not have any equity awards outstanding as of December 31, 2025.

(3)      The option fully vests one year from the grant date, which will be September 4, 2026.

(4)      Restricted Stock Unit awards granted on July 7, 2025, vests quarterly over three years beginning on October 1, 2025.

(5)      Restricted Stock Unit awards granted on September 4, 2025, vests one year from the grant date, which will be September 4, 2026.

(6)      The option, granted on August 15, 2024, vests quarterly over three years beginning on October 1, 2024.

(7)      The option, granted on July 15, 2025, vests quarterly over three years beginning on October 1, 2025.

(8)      Restricted Stock Unit awards granted on August 15, 2024, vests quarterly over three years beginning on October 1, 2024.

(9)      Restricted Stock Unit awards granted on August 15, 2024, vests quarterly over various periods up to two years beginning on October 1, 2024.

(10)    Restricted Stock Unit award granted on July 15, 2025, vests quarterly over 3 years beginning on October 1, 2025.

(11)    The option, granted July 20, 2021, vested one-eighth on the date of grant, with quarterly vesting thereafter.

(12)    The option, granted June 3, 2022, was fully vested upon grant.

(13)    The option, granted November 16, 2022, vests 25% on March 1, 2023, then 6.25% each quarter thereafter.

Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Our policies and practices regarding the grant of equity awards are designed to comply with applicable securities laws to and reflect the integrity of our executive compensation program. The Compensation Committee is responsible for determining the timing and terms of equity awards to eligible personnel. The timing of equity award grants is determined with consideration to a variety of factors, including ensuring that the Company is not in possession of material nonpublic information at the time of grant. While the Company’s equity compensation program seeks alignment with the Company’s strategic objectives, competitive aims, and the attraction and retention of qualified personnel, the equity compensation of each individual is generally considered on a case-by-case basis. The Company does not follow a predetermined schedule for the granting of all equity awards. Nevertheless, certain of the Company’s equity awards adhere to standard award timelines and vesting schedules.

We do not grant equity awards in anticipation of the release of material nonpublic information and do not time the public release of such information based on equity award grant dates for the purpose of affecting the value of executive compensation. However, the Compensation Committee may consider material nonpublic information to ensure that grants of equity awards comply with applicable laws and regulations as well as Company policy. The Company’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by internal and external legal counsel. We are committed to maintaining equity compensation practices that comply with evolving corporate governance standards, foster a competitive workforce, and serve the best interests of the Company and its stockholders.

Employment Agreements/Letters with our NEOs

Ms. Lisa A. Locklear.    On July 14, 2023, the Company entered into a letter agreement (“Agreement”) with Ms. Lisa A. Locklear and hired her as Chief Financial Officer and Executive Vice President of the Company. Ms. Locklear receives an annual salary of $420,000 and is eligible to receive an annual cash bonus of up to forty-five percent (45%) of her base salary, eighty percent (80%) of which will be based on the achievement of pre-established performance criteria and twenty percent (20%) of which will be based on pre-established individual performance criteria. Ms. Locklear received a signing bonus of 4,000 Restricted Stock Units, which vested in quarterly installments on each of October 1, 2023, January 1, 2024, April 1, 2024, and July 1, 2024. Ms. Locklear will also be eligible to receive up to 10,000 performance share units annually, eighty percent (80%) of which will be based on the achievement of pre-established performance criteria and twenty percent (20%) of which will be pre-established individual performance criteria. Share numbers have been adjusted for the March 26, 2024 Reverse Split discussed in Note 2 to the financial statements, Summary of Significant Accounting Policies, in this 10-K.

Upon termination of employment, Ms. Locklear shall be entitled to receive accrued salary and benefits, unless terminated without Cause (as defined therein) or by Ms. Locklear for Good Reason (as defined therein), in which event, in addition to accrued amounts, Ms. Locklear shall also be entitled to receive earned but unpaid equity bonus amounts, an annual prorated cash bonus payment at target level, plus severance and reimbursement of COBRA premiums equal to three (3) months of base salary and premiums for each full year worked at the Company (not less than six months in any case), in all cases only if a release is executed and not revoked. Ms. Locklear also entered into a Confidentiality and Nondisclosure Agreement simultaneously with this Agreement that imposed certain confidentiality, non-competition, non-disclosure obligations on her.

Mr. Paul Lehr.    On March 14, 2024, the Company entered into a new letter agreement (“Agreement”) with Mr. Lehr, who has served as the Company’s General Counsel since 2016. Pursuant to the Agreement, Mr. Lehr receives an annual salary of $390,000 and is eligible to receive an annual cash bonus of up to thirty-five percent (35%) of his base salary, eighty percent (80%) of which will be based on the achievement of pre-established performance criteria and twenty percent (20%) of which will be based on pre-established individual performance criteria. Subsequently, the Compensation Committee revised the threshold potential annual cash bonus level to forty-five percent (45%) of base salary. Mr. Lehr will also be eligible to receive up to 10,000 performance share units annually, eighty percent (80%) of which will be based on the achievement of pre-established performance criteria and twenty percent (20%) of which will be based on pre-established individual performance criteria. Share numbers have been adjusted for the March 26, 2024 Reverse Split discussed in Note 2 to the financial statements, Summary of Significant Accounting Policies, in this 10-K.

Upon termination of employment, Mr. Lehr shall be entitled to receive accrued salary and benefits, unless terminated without Cause (as defined therein) or by Mr. Lehr for Good Reason (as defined therein), in which event, in addition to accrued amounts, Mr. Lehr shall also be entitled to receive earned but unpaid equity bonus amounts, an annual prorated cash bonus payment at target level, plus severance and reimbursement of COBRA premiums equal to three (3) months of base salary and premiums respectively for each full year worked at the Company, in all cases only if a release is executed and not revoked. Mr. Lehr also entered into a Confidentiality and Nondisclosure Agreement simultaneously with this Agreement that imposed certain confidentiality, non-competition, non-disclosure obligations on him.

On May 6, 2024, the Compensation Committee approved, and on August 15, 2024, the Company issued certain additional equity awards to executive officers and other employees of the Company that served to recalibrate the equity holdings of those employees, as well as additional bonus discretionary equity awards above what was otherwise contractually owed pursuant to the terms of each individual’s employment agreements. On June 12, 2025 the Compensation Committee approved, and on July 15, 2025, the Company issued annual discretionary equity awards to executive officers and other employees of the company above what was otherwise contractually owed pursuant to the terms of each individual’s employment agreements.

Separation Severance and Other Agreements with our Former NEOs

Mr. Wa’el Hashad.    Effective September 9, 2025, Mr. Hashad’s employment with the Company was terminated. Under the terms of his separation agreement, Mr. Hashad is entitled to receive twelve (12) months of base salary amounting to $585,000 and payable bi-weekly over 12 months, of which $135,000 was paid as of December 31, 2025, COBRA coverage for 18 months, a bonus payment of $282,723 prorated based on the date of his termination which was paid in October 2025, and accelerated vesting of 60,521 restricted stock units and 79,166 stock options in October 2025. As a result of Mr. Hashad’s separation from service, he did not have any equity awards outstanding as of December 31, 2025.

Mr. J. Nathaniel Powell.    On February 9, 2026, Mr. Powell resigned from his role as Interim Chief Executive Officer of the Company and agreed to revert to his former business development role with the Company as a consultant. Pursuant to the terms of the letter agreement dated September 3, 2025, (“Agreement”) setting forth Mr. Powell’s compensation during his tenure as Interim Chief Executive Officer of the Company starting on September 4, 2025, Mr. Powell was entitled to receive an annual salary of $500,000 with eligibility for an annual cash bonus of up to sixty percent (60%) of his base salary, eighty percent (80%) of which would have been based on the achievement of pre-established performance criteria and twenty percent (20%) of which would have been discretionary. Mr. Powell received a one-time grant of 50,000 Restricted Stock Units and 20,000 stock options, and such awards would have vested on September 4, 2026, had he remained an employee of the Company. Under the terms of his consulting agreement, Mr. Powell will receive 100,000 shares of Class A common stock upon achievement of certain milestones, as defined in the agreement.

Potential Payments Upon Termination or Change in Control

The terms of the Company’s Third Amended and Restated 2021 Incentive Award Plan (the “Plan”) provide that the shares subject to vesting granted under any equity award may automatically become fully vested, no longer subject to restrictions and freely transferable upon a “Change of Control” as such term is defined in our Plan. We provide this benefit in order to properly incentivize our executives to support a Change of Control that would be deemed beneficial to our stockholders.

DIRECTOR COMPENSATION

Director Compensation Table — 2025.    The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our non-employee directors for services rendered during the year ended December 31, 2025. Mr. Hashad, the Company’s former Chief Executive Officer, did not receive any additional compensation for previously serving as a member of the Board of Directors.

	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Joshua M. Hare, M.D.(4)	—	—	—	523,009	(5)	523,009
Neil E. Hare(6)	3,266	—	—	—		3,266
Rock Soffer	45,000	24,990	—	—		69,990
Ursula Ungaro	63,700	24,990	—	—		88,690
Khoso Baluch(7)	56,315	24,990	—	—		81,305
Richard Kender	65,550	24,990	—	—		90,540
Neha Motwani(7)	49,916	24,990	—	—		74,906
Roger Hajjar, M.D.	62,817	24,990	—	—		87,807
George Paletta, Jr., M.D.(8)	13,156	31,178	—	—		44,334

____________

(1)      Amounts reflect fees paid relating to calendar 2025.

(2)      The values set forth in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 (excluding the effect of forfeitures), of the Board of Directors restricted stock unit awards granted on July 15, 2025. Additionally, Dr. Paletta received an onboarding restricted stock award on October 1, 2025. A discussion of the relevant assumptions made in the valuation of these awards may be found in Note 8 to the financial statements, Equity Incentive Plan, in this Form 10-K. The number of unvested restricted stock units and unvested stock option awards outstanding as of December 31, 2025 was as follows:

	Unvested Stock Awards	Unvested Option Awards
Joshua M. Hare, M.D.	—	104,432
Rock Soffer	20,249	725
Ursula Ungaro	20,249	725
Richard Kender	23,583	—
Roger Hajjar, M.D.	24,916	—
George Paletta, Jr. M.D.	34,000	—

(3)      Dr. Hare was the only director to receive stock options in 2025. Such options were received in connection with his service as Chief Science Officer of the Company, pursuant to the terms of that certain consulting agreement entered into the Company, and are accordingly included in “All Other Compensation.” For additional information, see “Certain Relationships and Related Party Transactions.”

(4)      Amounts set forth herein reflect compensation received as a director of the Company. “All Other Compensation” also includes compensation that Dr. Hare receives as the Chief Science Officer of the Company, pursuant to the terms of that certain consulting agreement entered into with the Company. For additional information, see “Certain Relationships and Related Party Transactions.”

(5)      Includes compensation received as the Chief Science Officer of the Company. In 2025, this compensation included consulting fees of $284,677, estimated 2025 incentive compensation award of $119,250, and stock option awards totaling $119,082 related to his consulting services. In 2025, we continued a deferred compensation agreement with the CSO to defer payment of a portion of his consulting fees earned for services rendered as our Chief Science Officer during 2025 totaling $45,000. The 2025 consulting fees will be paid in the form of a lump sum distribution in February 2028.

(6)      Mr. Neil Hare resigned from the Board on January 27, 2025.

(7)      Ms. Motwani and Mr. Baluch resigned from the Board on November 7, 2025, and, as a result, each director forfeited 15,583 unvested restricted stock unit awards that were granted in 2025.

(8)      Dr. Paletta was appointed to the Board of Directors to fill a vacancy on October 1, 2025.

Summary of Director Compensation

The director compensation program provides for annual retainer fees and/or long-term equity awards for our directors. For 2025, each director received an annual retainer of $45,000. A director serving as chairman of the Board received an additional annual retainer of $20,000. Directors serving as the chairs of the Audit, Compensation, Nominating and Corporate Governance, and Science & Strategy committees received additional annual retainers of $15,000, $12,000, $10,000, and $7,500, respectively. Directors serving as members of the Audit, Compensation, Nominating and Corporate Governance and Science & Strategy committees received additional annual retainers of $8,000, $6,000, $5,500 and $5,000, respectively. Annual equity grants, to be made following the Company’s annual meeting of stockholders, are currently 17,000 restricted stock units for each director, and initial grants upon joining the Board in 2025 are 34,000 restricted stock units of our Class A common stock, which shall be subject to vesting requirements. The annual retainers and annual equity grant award amounts are subject to change upon approval of the Compensation committee.

Since May 2024, the Company’s directors are also eligible to participate in the Company’s Cash-to-Equity Program. For additional information on the Cash-to-Equity Program, see Executive Compensation — Cash-to-Equity Program.

Effective on or about February 16, 2026, in connection with the ongoing review of its cash runway and cost structure, and following Board approval, the Company implemented a temporary 50% reduction in the fees payable to the Board. The Company further indicated that it intended to restore compensation and fees to the amounts in effect immediately prior to such reductions at such time as the Company secured sufficient financing or other sources of capital. Following the closing of a financing transaction, and its good-faith determination of its financial ability to do so, the Company restored Board compensation to its previously established levels. Because both the temporary reduction in fees and the reinstatement of such fees occurred prior to the first payment of such fees due for 2026, no repayment of any temporarily reduced fees was necessary by the Company.

Our Board or its authorized committee may modify the director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on director compensation set forth in the Plan. As provided in the Plan, our Board or its authorized committee may make exceptions to this limit for individual directors in extraordinary circumstances, as the Board or its authorized committee may determine in its discretion.

ANNUAL REPORT

Our Annual Report on Form 10-K for the 2025 fiscal year, filed with the Securities and Exchange Commission on March 17, 2026, is being mailed or made available along with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Stockholders may also obtain a copy of the Annual Report, including the financial statements and financial statement schedules, without charge, by writing to Investor Relations at our principal executive offices located at 1951 NW 7th Ave, Suite 520, Miami, FL 33136. We will furnish upon request any exhibits to the Form 10-K (as amended) upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding Longeveron, are also available on our website at http://www.longeveron.com or the Securities and Exchange Commission’s public website at http://www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. For stockholders requesting paper copies of this Proxy Statement, a single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, you may (1) if you are not a stockholder of record, notify your broker, or (2) if you are a stockholder of record, direct your written request to Investor Relations, Longeveron Inc., 1951 NW 7th Ave, Suite 520, Miami, FL 33136. or your oral request to the Longeveron at (305) 909-0840. If you currently receive multiple copies of the Proxy Statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our Investor Relations department if you are a stockholder of record, using the contact information provided above.

OTHER MATTERS

We know of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by a stockholder’s submission of their proxy.

All stockholders are urged to vote by following the instructions on the Notice or, if printed proxy materials were received, by following the instructions provided with printed proxy materials.

By Order of the Board of Directors,
/s/ Paul Lehr
Paul Lehr
Corporate Secretary
Miami, Florida
May 20, 2026

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
LONGEVERON INC.

Longeveron Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.      Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation (the “Charter”).

2.      This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.      Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE FOURTH of the Charter is hereby amended by adding the following new paragraph C at the end of such article:

“C.    REVERSE STOCK SPLIT

Effective at 11:59 p.m., Eastern Time, on the day this Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed and declared effective pursuant to the DGCL (the “2026 Split Effective Time”), every            (             ) shares1 of Class A Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2026 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock and every            (             ) shares2 of Class B Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2026 Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Class B Common Stock, in all instances without effecting a change to the par value per share of common stock, and subject to the treatment of fractional interests as described below (the “2026 Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. The Board of Directors shall make provision for the issuance of that number of fractions of shares of Class A Common Stock or Class B Common Stock such that any fractional share of a holder otherwise resulting from the 2026 Reverse Split shall be rounded up to the next whole number of shares of Class A Common Stock or Class B Common Stock, as applicable. As of the 2026 Split Effective Time and thereafter, a certificate(s) representing shares of Class A Common Stock or Class B Common Stock prior to the 2026 Reverse Split is deemed to represent the number of post-2026 Reverse Split shares into which the pre-2026 Reverse Split shares were reclassified and combined. The 2026 Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Class A Common Stock or Class B Common Stock, as applicable, of the Corporation and all references to such Class A Common Stock or Class B Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Class A Common Stock or Class B Common Stock shall be deemed to be references to the Class A Common Stock or Class B Common Stock or options or rights to purchase or acquire shares of Class A Common Stock or Class B Common Stock, as the case may be, after giving effect to the 2026 Reverse Split.”

4.      This Certificate of Amendment shall become effective at 11:59 p.m., Eastern Time, on            , 2026.

* _ * _ * _ *

____________

1        The reverse split ratio, of not less than 1-for-2 and not greater than 1-for-20, to be determined by the Board of Directors pursuant to authority granted by the stockholders.

2        The reverse split ratio, of not less than 1-for-2 and not greater than 1-for-20, to be determined by the Board of Directors pursuant to authority granted by the stockholders.

A-1

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of             , 2026.

LONGEVERON INC.
By:
Name:	Stephen Willard
Title:	Chief Executive Officer

A-2

APPENDIX B

FOURTH AMENDED AND RESTATED
LONGEVERON INC.

2021 INCENTIVE AWARD PLAN

Article I.
PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI. For the avoidance of doubt, this Plan gives effect to the Corporate Conversion previously effected by the Company in connection with its initial public offering, and all share numbers are on an as-converted basis.

Article II.
ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

Article III.
ADMINISTRATION AND DELEGATION

3.1         Administration. The Plan is administered by the Administrator. Subject to the terms of the Plan, the Administrator has full power, authority and discretion to administer the plan, including, without limitation, to: determine which Service Providers receive Awards; grant Awards; set Award terms and conditions; take any and all actions and make all determinations under the Plan and any Award; interpret and construe the Plan and Award Agreements; and adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems necessary or advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan and/or any Award in such manner and to such extent as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan and any Award shall be made in its sole and absolute discretion and will be final, conclusive, and binding on all persons having or claiming any interest in the Plan or any Award and will be given the maximum deference permitted by Applicable Laws.

3.2         Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may rescind the authority so delegated or abolish any Committee and re-vest in itself any previously delegated authority at any time.

Article IV.
STOCK AVAILABLE FOR AWARDS

4.1         Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2         Share Recycling. If all or any part of an Award or a Corporate Conversion Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Corporate Conversion Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Corporate Conversion Award, the unused Shares covered by the Award or Corporate Conversion Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Corporate Conversion Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3         Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 100,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4         Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5         Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, or any successor thereto) of Awards granted to a Director as compensation for services as a Director during any calendar year of the Company may not exceed $300,000 (which limits shall not apply to the compensation for any Director of the Company who serves in any capacity in addition to that of a Director for which he or she receives additional compensation). The Administrator may make exceptions to this limit for individual Directors in extraordinary circumstances, as the Administrator may determine in its discretion.

Article V.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1         General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers, subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying (i) the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right, by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2         Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3         Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or

(ii) Shares  may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates any non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or, (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such termination of Service).

5.4         Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised, and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5         Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)         cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)         if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)         to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)         to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)         to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)          to the extent permitted by the Administrator, any combination of the above payment forms approved by the Administrator.

Article VI.
RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1         General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2         Restricted Stock.

(a)         Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b)         Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3         Restricted Stock Units.

(a)         Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)         Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c)         Dividend Equivalents. If the Administrator provides a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

Article VII.
OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash, or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

Article VIII.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

8.1         Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2         Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)         To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)         To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)         To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)         To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e)         To replace such Award with other rights or property selected by the Administrator; and/or

(f)          To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3         Effect of Non-Assumption in a Change in Control. Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse, in which case, such Awards shall be cancelled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4         Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.5         General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

Article IX.
GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1         Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2         Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3         Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4         Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5         Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for the timely payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is timely paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6         Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7         Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. For avoidance of doubt, as a condition to the exercise or settlement of an Award, the Company may require the Participant or other person exercising or otherwise receiving benefits under such Award to represent and warrant at the time of any such exercise or settlement that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8         Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9         Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option, or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

Article X.
MISCELLANEOUS

10.1       No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2       No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3       Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan, as amended and restated, will remain in effect until the tenth anniversary thereof, but Awards previously granted may extend beyond that date in accordance with the Plan. The Plan was initially approved by the Board on February 12, 2021 and by the equity holders of the Company on June 28, 2022.

10.4       Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that, except as otherwise expressly provided under the terms of the Plan or an Award, no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5       Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. Without limiting the generality of the foregoing, and without amending the Plan, the Administrator may grant, settle or administer Awards on terms and conditions different from those specified in the Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan given the limitations of Applicable Laws, and the Administrator may make such modifications, subplans, procedures and the like as may be necessary or advisable to comply with the provisions of the laws of the various jurisdictions in which the Company or its Subsidiaries operate or have eligible Service Providers.

10.6       Section 409A and Section 457A.

(a)         General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply and the provisions of the Plan and any applicable Awards shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions and regardless of whether such amendment or other actions shall adversely affect the rights of a Participant) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date.

(b)         Distribution/Separation from Service. With respect to an Award that constitutes “nonqualified deferred compensation” under Section 409A, (i) it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly, and (ii) to the extent any payment or settlement of any such Award upon a termination of a Participant’s Service Provider relationship, such payment or settlement shall be made only upon the Participant’s “separation from service” with the Company and all of its controlled group members within the meaning of Section 409A. Whether a Service Provider has a separation from service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A and Treas. Reg. § 1.409A-1(h)(1) (without regard to any presumptions or optional definitions provided thereunder). For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)         Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(d)         Stock Rights. The grant of Non-Qualified Stock Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to eligible Service Providers of the Company and its subsidiaries and affiliates in which the Company has a controlling interest and as to which the Company is an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E). In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided, however, that the language “at least 50 percent” shall be substituted for “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist

(within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e)         Exemption from Section 457A. The Plan and each Award are not intended to be subject to Section 457A, and the Administrator shall administer the Plan and each Award in accordance with such intent. Notwithstanding any provision of this Plan to the contrary, if the Plan or Award is subject to Section 457A, the Administrator may, without a Participant’s consent, amend the Plan or the applicable Award or adopt other policies or procedures or take such other actions (regardless of whether such amendment or other actions shall adversely affect the rights of a Participant), including amendments or actions that would result in a reduction to the benefits payable under the Plan, that the Company deems necessary or appropriate to exempt the award from Section 457A, to preserve the intended tax treatment of the benefits provided with respect to the award, or to mitigate any additional tax, interest or penalties or other adverse tax consequences that may apply under Section 457A if an exemption is not otherwise available.

(f)          No Guarantee of Tax Treatment. The tax treatment of the benefits provided under any Award granted under this Plan is not guaranteed, and the Company makes no representations or warranties as to an Award’s tax treatment under the Code (including, but not limited to, Section 409A and Section 457A) or any local, state or foreign tax law. Neither the Administrator (or any member thereof), nor the Company or any Subsidiary (or the employees, officers, directors, shareholders or affiliates of the Company or any Subsidiary) shall be held liable for, or have any liability to any Participant or any other person, for any taxes, interest, penalties, or other monetary amounts owed by a Participant or any beneficiary thereof with respect to an Award as a result of the application of the Code (including, but not limited to, Section 409A and Section 457A) or any local, state or foreign tax law.

10.7       Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8       Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9       Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10     Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11     Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12     Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13     Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt, exercise or settlement of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) and any amendments thereto (“Claw-Back Policy”). By accepting an Award, each Participant acknowledges and agrees to abide by the terms the Claw-Back Policy.

10.14     Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15     Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16     Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17     Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18     Unfunded Plan. The Plan shall be unfunded. To the extent that Shares, cash, or other property is payable to or on behalf of a Participant under this Plan or an Award, such obligation shall represent an unfunded, unsecured promise to pay, and any Participant or other person entitled to such a payment will have no rights greater than the rights of any other unsecured general creditor of the Company. The Administrator may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

Article XI.
DEFINITIONS

As used in the Plan, and unless otherwise defined in the applicable Award Agreement, the following words and phrases will have the following meanings:

11.1       “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2       “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3       “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

11.4       “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5       “Board” means the Board of Directors of the Company.

11.6       “Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement with the Company if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary, or any material breach of a written agreement between the Participant and the Company or any Subsidiary, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s gross negligence or willful misconduct which is injurious to the Company or any Subsidiary, or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any Subsidiary; (v) the material violation by the Participant of any rule or policy of the Company or any Subsidiary of which the Participant had written notice; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any Subsidiary.

11.7       “Change in Control” means and includes each of the following:

(a)         A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)         During any period of one consecutive year, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)         The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)          which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)         after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for “nonqualified deferred compensation” that is subject to Section 409A, the foregoing definition of Change in Control shall be interpreted and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5)(v), a change in the effective control of the Corporation within the meaning of Treas. Reg. § 1.409A-3(i)(5)(vi), or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5)(vii). For the avoidance of doubt, all references within this definition of “Change in Control” to the “Company” refer solely to Longeveron Inc. (and not any Subsidiary or affiliate thereof).

The Administrator shall have full and final authority and discretion to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority and discretion in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9       “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10     “Common Stock” means the common stock of the Company.

11.11     “Company” means Longeveron Inc., a Delaware corporation formed upon the statutory conversion of Longeveron, LLC from a Delaware limited liability company into a Delaware corporation, or any successor.

11.12     “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.

11.13     “Corporate Conversion Awards” means the restricted Shares issued by the Company to former holders of restricted Class C common units of Longeveron, LLC in connection with the Corporate Conversion pursuant to restricted stock agreements with each of such holders, which shares were not issued under the Plan.

11.14     “Corporate Conversion” means the conversion of Longeveron, LLC, a Delaware limited liability company, into the Company pursuant to a statutory conversion, effected in connection with the Company’s initial public offering.

11.15     “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.16     “Director” means a Board member.

11.17     “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.18     “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.19     “Effective Date” means July 1, 2026.

11.20     “Employee” means any employee of the Company or its Subsidiaries.

11.21     “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.22     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.23     “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

11.24     “Good Reason” means (a) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “good reason” is defined, “Good Reason” as defined in such agreement, and (b) if no such agreement exists, (i) a change in the Participant’s position with the Company (or its Subsidiary employing the Participant) that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (ii) a material diminution in the Participant’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (iii) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company (or its Subsidiary employing the Participant) without the Participant’s consent; provided further, that Good Reason shall not be deemed to exist unless (A) the Participant provides written notice to the Administrator of the event giving rise to Good Reason within thirty (30) days of the occurrence of such event (setting forth the nature of such event and the corrective action reasonably sought by the Participant); (B) the Company fails to cure the event giving rise to Good Reason within forty-five (45) days after written notice thereof is given by the Participant to the Administrator (the “Cure Period”); and (C) the Participant terminates the Participant’s service within thirty (30) days following the last day of the Cure Period.

11.25     “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.26     “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.27     “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.28     “Option” means an option to purchase Shares, which will either be an Incentive Stock option or a Non-Qualified Stock Option.

11.29     “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.30     “Overall Share Limit” means the sum of 10,657,440 Shares and any shares of Common Stock which become available for issuance under the Plan pursuant to Article IV.

11.31     “Participant” means a Service Provider who has been granted an Award.

11.32     “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may relate to one or more of the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be applied individually, alternatively or in any combination, by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator.

11.33     “Plan” means this 2021 Incentive Award Plan, as amended or as amended and restated from time to time (as applicable).

11.34     “Public Trading Time” means the time at which the Company’s Registration Statement on Form S-1 filed in connection with its initial public offering is declared effective by the Securities and Exchange Commission.

11.35     “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.36     “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.37     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.38     “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.39     “Section 457A” means Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.40     “Securities Act” means the Securities Act of 1933, as amended.

11.41     “Service Provider” means an Employee, Consultant or Director.

11.42     “Shares” means shares of Common Stock.

11.43     “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.44     “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain, including any such entity which becomes a Subsidiary after adoption of the Plan.

11.45     “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.46     “Termination of Service” means the date the Participant ceases to be a Service Provider.

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Voting Instructions You can vote by Internet, Telephone, or Mail! You may choose one of the three voting options outlined below. Longeveron Inc. 1951 NW 7th Avenue, Suite 520 Miami, Florida 33136 <Shareholder Name> <Shareholder Address1> <Shareholder Address2> <Shareholder Address3> Control #: 0000 0000 0000 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET – https://vote.colonialstock.com/LGVN2026 You can view the Longeveron Inc. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 11:59 p.m. ET on June 30, 2026. You will need the control number at the left in order to do so. Follow the instructions on the secure website to complete your vote. VOTE BY PHONE – 877-285-8605 You may vote by phone until 7:00 p.m. ET on June 30, 2026. Please have your notice and proxy card in hand when you call and then follow the instructions. VOTE BY MAIL If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot to Colonial Stock Transfer, 7840 S 700 E, Sandy, UT 84070. Votes by mail must be received by June 30, 2026. THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED. This Proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Lisa A. Locklear and Paul Lehr, and each or either of them, to act as proxies for the undersigned, each with full power of substitution, to vote all shares of Class A common stock, $0.001 par value per share and Class B common stock, $0.001 par value per share (collectively, the “Shares”) of Longeveron Inc. (the “Company”) which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE “MEETING”) TO BE HELD VIRTUALLY ON JULY 1, 2026, AT 11 A.M., NEW YORK TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below: Election of Directors Nominees: 1) Stephen H. Willard 2) Leah Rush Cann 3) Deborah Ascheim For Withhold For Against Abstain 2. Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of shares of Class A common stock authorized to 175,000,000 shares 3. Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of Common Stock at a ratio of 1:2 to 1:20, with the exact ratio within such range to be determined by the Board of Directors of the Company at their discretion 4. Approval of an amendment to the Third Amended and Restated Longeveron Inc. 2021 Incentive Award Plan, to increase the maximum number of shares authorized by the Plan by 5,000,000 shares and to make commensurate changes to the Plan 5. Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026 6. Approval of a proposal to adjourn the Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of the Proposals 2 and 3 NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. The Board of Directors recommends a vote FOR the director nominees in Proposal 1 and FOR management Proposals 2, 3, 4, 5, and 6. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the director nominees in Proposal 1 and FOR Proposals 2, 3, 4, 5, and 6. Please indicate if you plan to virtually attend this meeting. Yes No Signature Date Signature (Joint Owners) Date